                                                                    EXHIBIT 10.1


                     ASSET PURCHASE AGREEMENT BY AND AMONG

            STEUART PETROLEUM COMPANY, SPC TERMINALS, INCORPORATED,

                 SUPPORT TERMINALS OPERATING PARTNERSHIP, L.P.

                AND KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.





                                                                 AUGUST 27, 1995

                                 TABLE CONTENTS


ARTICLE 1        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2        PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.1      Sale and Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.2      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.3      Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.3.1    At Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.3.2    Earn-Out  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.4      Allocation of Purchase Price Amongst Acquired Assets  . . . . . . . . . . . . . . . . . . .  19
         Section 2.5      Allocation of Purchase Price Amongst Terminals  . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.6      Payment of Taxes and Closing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.7      Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 3        MATTERS PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.1      Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.1    Examination of Records and Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.2    Environmental Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          3.1.2.1  Audits and Surveys   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          3.1.2.2  Purchase Price Adjustment for Certain Remedial Work  . . . . . . . . . . . . . . .  23
                          3.1.2.3  Purchase Price Adjustment for Other Remedial Work  . . . . . . . . . . . . . . . .  27
                          3.1.2.4  Other Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.2      Real Property Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.3      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.4      Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.5      Purchaser's Licenses, Permits and Approvals.  . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.6      Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.7      Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.8      Deferred Like-Kind Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.9      Actions Necessary to Consummate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.10     Audited Division Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.11     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.12     Cockpit Real Estate Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.13     Florida Submerged Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 4        OPERATION OF THE BUSINESS PRIOR TO CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.1      Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.2      Certain Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 5        CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 5.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 5.2      Certificate Regarding Environmental Representations


                          and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 5.3      Compliance with this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.4      Purchase Permitted by Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.5      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.6      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.7      Throughput Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.8      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.9      Title Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.10     Subsidiary Partnership Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.11     Subsidiary Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.12.    Right-of-Way Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 6        CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.2      Compliance with this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.3      Sale Permitted by Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.4      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.5      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 7        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY CORPORATION . . . . . . . . . . . .  42
         Section 7.1      Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 7.2      Corporate Authorization: No Contravention . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.3      Governmental Authorization: Third Party Consents  . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.4      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.5      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 7.6      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 7.7      Title to Real Estate, and Real Estate Leases  . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 7.8      Condition of and Title to Tangible Personal Property  . . . . . . . . . . . . . . . . . . .  45
         Section 7.9      Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.10     Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 7.11     No Material Adverse Change; Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.12     Broker's, Finder's or Similar Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.13     Patents, Trademarks. Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.14     Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.15     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.16     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 7.17     Tax Returns and Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 7.18     Employee Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.19     Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.20     List of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.21     Information Furnished . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 7.22     All Assets Included . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





                                      (ii)

         Section 7.23     Special Representations Regarding Subsidiary Entities.  . . . . . . . . . . . . . . . . . .  55
                 7.23.1   Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 7.23.2   Issuance or Transfer of Partnership Interests . . . . . . . . . . . . . . . . . . . . . . .  56
                 7.23.3   Ownership of Subsidiary Partnership; Title to
                          Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 7.23.4   Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 7.23.5   Subsidiary Partnership Business and Assets  . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.24     Right-of-way Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 8        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE GUARANTOR  . . . . . . . . . . . . . . . . .  58
         Section 8.1      Authorization; No Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 8.2      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.3      Broker's, Finder's or Similar Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.4      Governmental Authorization; Third Party Consent . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.5      Sufficient Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.6      Fraudulent Conveyance/Fraudulent Transfer Matters . . . . . . . . . . . . . . . . . . . . .  59
         Section 8.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 9        CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.1.A    Time and Place  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 9.1.B    Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.2.A    Documents and Instruments to be Delivered by SPC  . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.2.B    Documents and Instruments to be Delivered by SPCT . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.3.A    Documents and Instruments to be Delivered by  Purchaser . . . . . . . . . . . . . . . . . .  62
         Section 9.3.B    Documents and Instruments to be Delivered by Guarantor  . . . . . . . . . . . . . . . . . .  63
         Section 9.4      Inventories and Tank Bottoms.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 9.4.1    Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 9.4.2    Wastes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 9.4.3    Tank Bottoms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE 10       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.1     Grounds for Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE 11       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.1     Indemnification by SPC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 11.2     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 11.3     Indemnification by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 11.4     Establishment of Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 11.5     Limits on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 11.6     Minimum Claim Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 11.7     Special Environmental Indemnification and Post-Closing
                          Covenants by Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74





                                     (iii)

         Section 11.8     Notification; Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 11.9     Net Worth Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

ARTICLE 12       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 12.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 12.2     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 12.3     Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 12.4     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 12.5     Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 12.6     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 12.7     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 12.8     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 12.9     Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 12.10    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 12.11.A  Post-Closing Access to Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 12.11.B  Post-Closing Access to Books and Records by SPC . . . . . . . . . . . . . . . . . . . . . .  87
         Section 12.12    Treatment of Purchase Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 12.13    SPCT's Sale of the Partnership Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 12.14    Accounts Receivable Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 12.15    Prorations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 12.16    Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90





                                      (iv)

                     ASSET PURCHASE AGREEMENT BY AND AMONG
            STEUART PETROLEUM COMPANY, SPC TERMINALS, INCORPORATED,
                 SUPPORT TERMINALS OPERATING PARTNERSHIP, L.P.
                AND KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.



         This Asset Purchase Agreement is made this 27th day of August, 1995, by and among Steuart Petroleum Company, a Delaware corporation with its principal place of business at 4646 Fortieth Street, N.W., Washington D.C. 20016 ("SPC" or the "Company"), SPC Terminals, Incorporated, a Delaware corporation with its principal place of business at 4646 Fortieth Street, N.W., Washington D.C. 20016 ("SPCT" or "Subsidiary Corporation"), Support Terminals Operating Partnership, L.P., a Delaware limited partnership with its principal place of business at 17304 Preston Road, Suite 1000, Dallas, Texas 75252-5623 ("Purchaser") and Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership with its principal place of business at 2435 N. Central Expressway, Suite 700, Richardson, Texas 75080 ("Guarantor").


                                    RECITALS

         A. SPC owns or leases and operates terminal operations that offer petroleum product throughput and storage capabilities at seven terminals in Maryland, the District of Columbia, Georgia, Florida, and Virginia, as more fully described on Schedule 2.1(a). SPC also owns northern and southern marketing divisions that provide various petroleum products to customers in the Washington, D.C. metropolitan region, and in Northern Florida and Southern Georgia.

         B. The Subsidiary Partnership owns the Real Estate on which the Terminal in Savannah, Georgia is located. The Savannah Real Estate is leased to SPC, the owner and operator of the Business at Savannah. SPCT owns the Partnership Interest.

         C. Purchaser wants to buy and SPC and SPCT want to sell, respectively, the terminal operations and the Partnership Interest, but not the northern or southern marketing divisions, on the terms and subject to the conditions set forth in this Agreement.

         Now, therefore, the parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Acquired Assets" has the meaning set forth in Section 2.1.

         "Adjusted Purchase Price" means the Purchase Price less any reductions thereto made in accordance with this Agreement.

         "Adjustment Statement" means a statement showing adjustments to the Unaudited Terminal Operating Statement in the form of Exhibit A.

         "Aectra" means Aectra Terminals, Inc.

         "Aectra's Partnership Interest" means the fifty percent (50%) interest in the Subsidiary Partnership owned by Aectra that is subject to the terms set forth in the Partnership Agreement.

         "Affiliate" means as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "Agreement" means this Agreement and the Schedules and Exhibits attached hereto, as amended, supplemented or modified.

         "Aggregate Purchase Price" means the sum of the Purchase Price set forth in this Agreement, the Purchase Price set forth in the Cockpit Agreement and the Purchase Price set forth in the PPI Agreement.

         "Aggregate Adjusted Purchase Price" means the sum of the Adjusted Purchase Price set forth in this Agreement, the Adjusted Purchase Price set forth in the Cockpit Agreement and the Adjusted Purchase Price set forth in the PPI Agreement.

         "Aggregate Net Remedial Cost" means the sum of (i) the Net Remedial Cost as determined under this Agreement for Remedial Work with respect to the Acquired Assets or the Business, (ii) the Net Remedial Cost as determined under the Cockpit Agreement for Remedial Work with respect to the assets acquired under the Cockpit Agreement and (iii) the Net Remedial Cost as determined under the PPI Agreement for Remedial Work with respect to the assets and business acquired under the PPI Agreement.

         "Applicable Law" means as to any Person, any Federal, state, municipal, foreign or other law, treaty, order, ordinance, code, rule, regulation, right, privilege, qualification, license or franchise or determination of or promulgated by a Governmental Authority, applicable or binding on such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Assumed Liabilities" has the meaning set forth in Section 2.2.

         "Audit(s)" means such environmental due diligence as Purchaser chooses to conduct, including without limitation a Phase I and/or Phase II environmental audit.

         "Audited Division Statements" means collectively (i) the Statements of Net Assets Acquired for the Business together with PPI as of December 31, 1993 and 1994, and (ii) the Statements of Revenues and Direct Operating Expenses for the Business together with the business of PPI and the real property at Cockpit Point being acquired by Purchaser under the Cockpit Agreement for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993, and the year ended December 31, 1994.

         "Audited Financial Statements" means the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1992, December 31, 1993 and December 31, 1994 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the year ended December 31, 1992, the period from January 1, 1993 to June 8, 1993, the period from June 9, 1993 to December 31, 1993 and the year ended December 31, 1994.

         "Average Monthly Revenue" shall be calculated by dividing the total revenues generated from the Business at each affected Terminal for the twelve calendar months immediately preceding the date of this Agreement by twelve.

         "Benning Pipeline" means the pipeline extending from the M Street Terminal, 133 M Street, S.E., Washington, D.C. to the Pepco Power Plant on Benning Road, N.E., Washington, D.C.

         "Business" means SPC's terminal operations, as described in the first sentence of Recital A, and related pipeline operations, and does not for purposes of this Agreement include the northern or southern marketing divisions described in such Recital.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, the City of New York or Washington, D.C. are authorized or required by Applicable Law or executive order to close.

         "Capital Account" has the meaning set forth in Section 7.23.4

         "Claim" has the meaning set forth in Section 11.4.

         "Closing" has the meaning set forth in Section 9.1.A

         "Closing Date" means the date specified in Section 9.1.A

         "Cockpit Agreement" means that certain Purchase Agreement By and Among Steuart Investment Company, Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P. for Cockpit Point, of even date with this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Confidentiality Agreement" means that certain Confidentiality Agreement by and between the Company and the Guarantor, dated March 3, 1995.

         "Contracts" means all contracts and agreements between SPC and suppliers, vendors, customers and other third parties relating to the Business or the Acquired Assets, including without limitation Material Contracts, but not including Real Estate Leases and Right-of-way Agreements.

         "Current Title Information" has the meaning set forth in Section 3.2.

         "Customary Course of Business" means a course of business consistent with the Subsidiary Partnership's past customs and practices with respect to its business.

         "Due Diligence Period" means the 60-day period commencing with the date of this Agreement.

         "Earn-out" has the meaning set forth in Section 2.3.2.

         "Environmental Adjustment Request" means a request for a reduction in the Aggregate Purchase Price submitted by Purchaser pursuant to Section 3.1.2.2.

         "Environmental Law" means any Federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions concerning the Acquired Assets or any portion thereof, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 6901 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. ("RCRA"); the Clean Air Act, 42 U.S.C. Sections 7401 et seq. ("CAA"); the Clean Water Act, 33 U.S.C. Sections 1251 et seq. ("CWA")
and similar laws of any Governmental Authority     having jurisdiction over any
portion of the Acquired Assets as such laws may be amended or supplemented from time to time, and all regulations promulgated or orders issued pursuant to such laws, but not including the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq. ("OSHA") or other laws relating primarily to the protection of workers.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

         "Escrow Fund" has the meaning set forth in Section 11.4.

         "Excluded Assets" has the meaning set forth in Section 2.1.

         "GAAP" means generally accepted United States accounting principles in effect from time to time.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any federal, state, local or other court or arbitral tribunal, and any entity (corporate or otherwise) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substance" includes without limitation:

                 (i) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of the RCRA and implementing regulations;

                 (ii) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA and implementing regulations;

                 (iii) any pollutant listed under the CAA, the CWA or implementing regulations pursuant to the CAA or the CWA; and

                 (iv)     petroleum and petroleum products.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "Indemnified Party" means each SPC Indemnified Party or each Purchaser Indemnified Party as determined by the context of the reference to "Indemnified Party" herein.

         "Inventory" means the inventories of petroleum products used by and associated with the Business, consisting primarily of tank bottoms and pipe line fills, but not the inventories of SPC's northern and southern marketing divisions, or inventories owned by customers of the Company and stored in the Terminals.

         "June 30, 1995 Statement" means the June 30, 1995 column on Exhibit B.

         "Knowledge" when used with respect to the Company or its Subsidiaries, means the actual knowledge of the officers of the Company and its Subsidiaries, and when used with respect to the Purchaser, means the actual knowledge of the officers of the general partner of the Purchaser and the officers of ST Services, Inc.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing, except that "Lien" shall not include liens for taxes not due and payable at Closing.

         "Major Loss" means any loss, damage, breakdown, or casualty to the Acquired Assets, whether from fire, flood, hurricane, or any other cause, (i) in an amount reasonably estimated to exceed Ten Million Dollars ($10,000,000), whether or not covered by insurance, or (ii) which is reasonably estimated to cause the Terminal operations at either Piney Point or Jacksonville to be Materially Impaired for a period in excess of ninety (90) days.

         "Material Contracts" means the Partnership Agreement (if the Partnership Interest is purchased by Purchaser) and Contracts that either (i) require an annual payment by any party thereto in excess of $50,000, (ii) are not cancelable by SPC (at no penalty to SPC) within twelve months, or (iii) have a material effect on the operation or conduct of the Business.

         "Materially Impaired" means, with respect to any Terminal, the loss of thirty percent (30%) of the Average Monthly Revenue from such Terminal in any particular month.

         "Net Remedial Cost" means the cost, estimated if necessary, to perform any Remedial Work net of estimated insurance coverage and reimbursements from trust funds maintained by any Governmental Authority.

         "Notice" has the meaning set forth in Section 3.1.2.4.

         "Ordinary Course of Business" means a course of business consistent with the Company's past customs and practices with respect to the Business.

         "Partnership Agreement" means that certain General Partnership Agreement By and Between SPC Terminals Incorporated and Aectra Terminals Inc., dated as of May 27, 1994, as amended through the date of this Agreement.

         "Partnership Interest" means the fifty percent (50%) interest in the Subsidiary Partnership owned by SPCT that is subject to the terms set forth in the Partnership Agreement.

         "Permitted Encumbrances" shall mean:

                 (a) with respect to any property other than ROW Real Estate (provided that item (iii) below shall only apply to Real Estate) (i) those matters described on Schedules 2.1(a) and 2.1(b) under the heading "Permitted Encumbrances", (ii) liens for taxes not due and payable at Closing,
(iii) except for matters listed as Title Objections on Schedule 3.2, imperfections of title, easements or restrictions that do not substantially affect marketability, insurability, or use (but specifically excluding any Lien or any claim of Lien related to an obligation to pay money with respect to a debt, but including those Liens listed on Schedule 2.1(a)), (iv) any Liens or other restrictions or title defects that are waived or consented to by Purchaser, and (v) Liens or restrictions that are Permitted Encumbrances pursuant to the last sentence of Section 3.2(d); and

                 (b) with respect to ROW Real Estate (i) those matters described on Schedules 2.1(a) and 2.1(b) under the heading "Permitted Encumbrances", (ii) Liens for taxes that SPC is obligated to pay under any Right-of-Way Agreement not due and payable at Closing, (iii) Liens on the ROW Real Estate arising due to the acts or omissions of the owner or lessor of the ROW Real Estate, (iv) any Lien on the ROW Real Estate that is not attributable to an act or omission of SPC or its Affiliates, and (v) any Liens or other restrictions that are waived or consented to by Purchaser.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PPI" means Piney Point Industries, Inc., a Maryland corporation.

         "PPI Agreement" means that certain Piney Point Pipeline Asset Purchase Agreement By and Among Piney Point Industries, Inc., Support Terminals Operating Partnership, L.P. and Kaneb Pipe Line Operating Partnership, L.P. of even date with this Agreement.

         "Purchase Agreements" means collectively this Agreement, the Cockpit Agreement and the PPI Agreement.

         "Purchase Price" has the meaning set forth in Section 2.3.1.

         "Purchaser Indemnified Party" has the meaning set forth in Section
11.1.

         "Purchaser's Consultant" means Think Tank, Inc., or any other recognized environmental consulting firm selected by Purchaser and approved by SPC, such approval not to be unreasonably withheld.

         "Real Estate" means, individually or in the aggregate, the parcels of owned or leased real estate on which the Terminals are located, which have the following addresses: Piney Point, Maryland; 401 Farragut Street, N.E., Washington, D.C.; Cockpit Point, Cockpit Point Road, Dumfries, Virginia; 133 M Street, S.E., Washington, D.C.; 1 Woodcock Road, Savannah, Georgia; 211 New Castle Street, Brunswick, Georgia; 5401 Evergreen Avenue, Jacksonville, Florida; 6531 Evergreen Avenue, Jacksonville, Florida; and 5725 Buffalo Avenue, Jacksonville, Florida; and, in each case, all buildings and other improvements located thereon, as described in greater detail in Schedule 2.1(a), but not including SPC's offices at 4646 Fortieth Street, N.W., Washington, D.C., and also not including the ROW Real Estate.

         "Real Estate Leases" means the leases for the leased Real Estate, as described in Schedule 2.1(a), under which SPC is a lessee.

         "Real Property Matter" means, with respect to any parcel of Real Estate, (i) a Title Objection with respect to such parcel; (ii) an existing or pending condemnation, expropriation, or public taking of all or any portion of such parcel, which, (A) individually or in the aggregate, has, or is reasonably expected to have, a material adverse effect on the operations of the relevant Terminal, (B) has, or is reasonably expected to have, a material adverse effect on the internal expansion of the relevant Terminal or (C) affects greater than ten percent (10%) of the acreage on which the relevant Terminal is situated; or
(iii) the Company's inability to secure a waiver or otherwise have released or terminated rights of first refusal, if any, that may exist with respect to Farragut Street or Annex 1 or Annex 2 at Jacksonville.

         "Remaining Threshold" means one million dollars ($1,000,000) minus the Aggregate Net Remedial Cost determined in accordance with Section 3.1.2.2.

         "Remedial Work" means any investigation, site monitoring, containment, cleanup, removal, restoration, or other corrective action that is reasonably necessary to remedy any non-compliance with Environmental Law, that is reasonably necessary under Environmental Law, or that has been required by a Governmental Authority.

         "Right-of-way Agreement(s)" means the agreement(s) (whether in the form of a license, easement, lease or other form of agreement) pursuant to which SPC is granted the right to use real estate owned by third parties for the Benning Pipeline and the Business. The Right-of-way agreements are more particularly described in Schedule 2.1(i).

         "ROW Real Estate" means individually or in the aggregate, the real estate on which the Benning Pipeline is located that is described in, and subject to the terms and conditions, set forth in a Right-of-way Agreement.

         "SIC" means Steuart Investment Company, a Delaware corporation.

         "SPC Indemnified Party" has the meaning set forth in Section 11.3.

         "SPC's Consultant" means Versar, Inc., or any other recognized environmental firm selected by SPC and approved by Purchaser, such approval not to be unreasonably withheld.

         "Steuart License Agreement" means the license agreement between the parties granting the Purchaser the right to use the Steuart name to the extent set forth therein.

         "Subsidiary" and "Subsidiaries" means the Subsidiary Corporation and the Subsidiary Partnership, separately and collectively as the text requires.

         "Subsidiary Corporation" or "SPCT" means SPC Terminals Incorporated, a Delaware corporation wholly-owned by SPC that is a general partner of the Subsidiary Partnership.

         "Subsidiary Partnership" means Steuart-Aectra Terminals Partnership No. 1, a general partnership organized under the laws of the State of Delaware.

         "Tangible Personal Property" means all tangible personal property used in the Business including, but not limited to, the Vehicles and the Inventory.

         "Terminal(s)" means the terminals referred to in Recital A and located on the Real Estate.

         "Title Objection" means (a) any Lien, restriction or title defect that substantially impairs the marketability, insurability or use of any parcel of Real Estate, other than Permitted Encumbrances, (b) any matter on Schedule 3.2(b) that is raised as a Title Objection by notice from Purchaser to the Company within thirty (30) days after the date of this Agreement and (c) those matters listed as of the date of this Agreement on Schedule 3.2(a).

         "Unaudited Financial Statements" means the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of January, February, March, April, May, and June 1995, and the related income statements and statements of cash flow (on a first in, first out basis) in each case by month and year to date. The Unaudited Financial Statements are titled on the document as the "Steuart Petroleum Company Financial Operating Results."

         "Unaudited Partnership Financial Statements" means collectively (i) the unaudited balance sheet of the Subsidiary Partnership as of December 31, 1994 and the related income statement for the period June 1, 1994 to December 31, 1994 and (ii) the unaudited balance sheets of the Subsidiary Partnership as of the end of January, February, March, April, May and June 1995, and the related income statements in each case by month and year to date 1995.

         "Unaudited Terminal Operating Statements" means an unaudited statement showing the operating results by Terminal for the Business taken from the Company's unaudited financial statements for each month after June 30, 1995 through Closing in the form of Exhibit C.

         "Vehicles" means all boats, automobiles, trailers, trucks, vans, and other motor vehicles used in the Business, including, but not limited to, those listed on Schedule 2.1(b).



                                   ARTICLE 2

                          PURCHASE AND SALE OF ASSETS

         Section 2.1 Sale and Purchase. At the Closing, SPC shall sell, transfer, grant, assign, convey and deliver to Purchaser, and Purchaser shall purchase and accept from SPC, all right, title and interest in and to the assets, properties, and rights comprising the Business, whether tangible or intangible, real, personal or mixed, and wherever located, and SPCT shall sell, transfer, grant, assign, convey and deliver to Purchaser, and Purchaser shall purchase and accept from SPCT all right, title and interest in and to the Partnership Interest (the Partnership Interest and the assets, properties, and rights purchased from SPC being collectively referred to as, the "Acquired Assets"), in each case free and clear of all Liens and other restrictions, except for Permitted Encumbrances, provided, that the Acquired Assets shall not include and Purchaser shall not acquire (i) cash, bank accounts, accounts receivable, certificates of deposit or other cash equivalents, (ii) any tax refunds attributable to taxes paid by SPC, (iii) those assets listed on
Schedule 2.1 under the heading "Excluded Assets", (iv) the right to the Steuart name, except as licensed hereunder, (v) any insurance retrospective rating adjustment applicable to periods prior to the Closing Date, and (vi) any reimbursements from trust funds or insurance maintained by any Governmental Authority for Remedial Work performed prior to the Closing Date and paid for by SPC (the items listed in clauses (i) through (vi) being referred to herein as the "Excluded Assets"). The Acquired Assets include without limitation:

                 (a) the Real Estate and the Real Estate Leases, as listed on Schedule 2.1(a);

                 (b)      the Tangible Personal Property as listed on Schedule
                          2.1(b);

                 (c) SPC's rights under the Contracts, to the extent transferable, including SPC's rights under the Material Contracts listed on Schedule 2.1(c);

                 (d) all business records in the possession or under the control of SPC relating to the Acquired Assets and to the Business, including without limitation the books and records of accounts and customer and prospect lists, but excluding financial records presently maintained at SPC's location at 4646 Fortieth Street, N.W., Washington, D.C. (which SPC shall maintain and transfer to Purchaser in accordance with the terms of
                          Section 12.11.A);

                 (e) to the extent transferable, all of SPC's right and interest in any license, permits, consents, and authorities relating to the Business, issued by any Governmental Authority and any applications for such items;

                 (f) the Partnership Interest which may or may not be sold and transferred by SPCT to Purchaser as described in more detail in Section 12.13;

                 (g)      the Benning Pipeline; and

                 (h) SPC's rights under the Right-of-way Agreements, including, but not limited to, those listed on
                          Schedule 2.1(i).

         Section 2.2 Assumption of Liabilities. (a) Purchaser shall assume at Closing:

                          (i)     obligations of SPC under the Contracts,
Right-of-way Agreements, and Real Estate Leases attributable to periods of time commencing with the Closing, provided, however, that (A) with respect to Material Contracts, Right-of-way Agreements, and Real Estate Leases, Purchaser assumes such obligations only for Material Contracts listed on Schedule 2.1(c), Right-of-way Agreements listed on Schedule 2.1(i) and Real Estate Leases listed on Schedule 2.1(a) and in each case only to the extent true and correct copies thereof and all amendments thereto have either been delivered to Purchaser as of the date hereof, or are delivered to and consented to by Purchaser after the date hereof, provided, however, that to the extent that a copy of an immaterial amendment to such Material Contract, Right-of-way Agreement or Real Estate Lease has not been provided to Purchaser as of the date hereof, Purchaser shall assume such obligations for such Material Contract, Right-of-way Agreement or Real Estate Lease without regard to the amendment not delivered to Purchaser and, in such event, SPC shall be responsible for all Liabilities of Purchaser with respect to the amendment not delivered to Purchaser without regard to the limits set forth in Section 11.5; and (B) Purchaser specifically does not assume, and shall not be treated as having assumed, any liability or obligation under any Contract, Right-of-way Agreement or Real Estate Lease to the extent such liability or obligation relates to, or arises out of, a breach of such Contract, Right-of-way Agreement or Real Estate Lease that occurs prior to the Closing (provided that liability and obligation for Purchaser's continuing breaches of such Contracts, Right-of-way Agreements or Real Estate Leases after Closing and liability and obligation for breaches of such Contracts, Right-of-way Agreements or Real Estate Leases commenced by Purchaser after Closing shall be the responsibility of Purchaser). Notwithstanding the foregoing, if Purchaser does not purchase the Cockpit Point Real Property from SIC under the Cockpit Agreement at the Closing, Purchaser shall only be obligated to assume the Cockpit Point Real Estate Lease if it is modified in the manner set forth in Section 3.12;

                          (ii)    if the Partnership Interest is purchased
hereunder, SPCT's obligations and liabilities under the Partnership Agreement attributable to periods of time commencing with the Closing, provided however, that Purchaser specifically does not assume, and shall not be treated as having assumed, any liability or obligation that relates to or arises out of a breach of the Partnership Agreement that occurs prior to Closing (provided that liability and obligation for Purchaser's continuing breaches of the Partnership Agreement after Closing and liability and obligation for breaches of the Partnership Agreement commenced by Purchaser after Closing shall be the responsibility of Purchaser); and

                          (iii)   except as expressly provided for otherwise
herein and in accordance with the provisions of Section 11.7, any amounts payable to perform Remedial Work with respect to the Acquired Assets or the Business, regardless of when the events giving rise to the obligation to perform such Remedial Work are alleged to have occurred.

         The obligations assumed by Purchaser pursuant to subsection (a) of this Section 2.2 are referred to herein collectively as the "Assumed Liabilities".

                 (b) Purchaser shall not assume (i) any liabilities or obligations of SPC or the Subsidiaries not specifically assumed under subsection (a) of this Section 2.2, except to the extent that Purchaser's covenants in Section 11.7 constitute an assumption of such liabilities or obligations, or (ii) any liabilities or obligations associated with the northern or southern marketing divisions. Nothing herein shall be deemed to contravene the Purchaser's indemnification of SPC in Sections 11.3 and 11.7, which shall remain in full force and effect. Without in any way limiting the foregoing, the parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by SPC for its employees, former employees, retirees, their beneficiaries or any other Person. In addition and not as a limitation of the foregoing covenant, the parties agree that SPC shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before the Closing Date. Notwithstanding the foregoing, Purchaser shall provide health and medical benefits under its then existing plans, effective as of the date of hire, for each SPC employee that is hired by Purchaser.

         Section 2.3 Payment of Purchase Price. The consideration for the sale of the Acquired Assets shall be the Purchase Price, the Earn-Out described in Section 2.3.2, and the assumption by the Purchaser of the Assumed Liabilities.

                 2.3.1 At Closing. At the Closing, Purchaser shall pay for the Acquired Assets the sum of Seventy Five Million Nine Hundred Nineteen Thousand Dollars ($75,919,000) (the "Purchase Price") , or the Adjusted Purchase Price, as the case may be, which amount shall include the sum of Five Million Dollars ($5,000,000) paid to the Escrow Agent pursuant to the Escrow Agreement described in Section 11.4. Notwithstanding any provision contained herein that may be construed to the contrary, any adjustment to the Purchase Price pursuant to the terms of the PPI Agreement (other than Section 12.14) and the Cockpit Agreement shall be calculated as part of the Aggregate Adjusted Purchase Price for purposes of determining SPC's right to terminate this Agreement pursuant to Section 10.1(c) hereto.

                 2.3.2 Earn-Out. With respect to the Terminal at Piney Point, Purchaser shall pay SPC an earn-out for each of the seven calendar years commencing January 1, 1996, equal to forty percent (40%) of the net revenues in such year in excess of $10,250,000 (the "Earn-Out"), as set forth more fully in
Exhibit 2.3.2.

         Section 2.4 Allocation of Purchase Price Amongst Acquired Assets. The Purchase Price shall be allocated amongst the Acquired Assets in accordance with the fair market values set forth on Schedule 2.4. Neither party shall take any position inconsistent with Schedule 2.4 in any filing with the Internal Revenue Service or for any other purpose.

         Section 2.5 Allocation of Purchase Price Amongst Terminals. The Purchase Price shall be allocated amongst the individual Terminals, which allocation shall include all of the Acquired Assets located at each Terminal, in accordance with the fair market values set forth on Schedule 2.5.

         Section 2.6 Payment of Taxes and Closing Costs. Purchaser shall be responsible for and shall pay any and all state sales taxes (except with respect to any sales tax in Virginia, which shall be shared equally by SPC and Purchaser) arising in connection with the sale of the Acquired Assets. All closing costs in connection with the sale of the Real Estate or transfer of the rights under the Right-of-way Agreements, including transfer taxes and recording fees, shall be paid equally by SPC and Purchaser, except that title insurance premiums shall be paid by Purchaser.

         Section 2.7      Risk of Loss.

                 (a) The risk of loss of the Acquired Assets shall pass to Purchaser at Closing. If there is any loss, damage, breakdown, or casualty to any of the Acquired Assets prior to Closing that does not constitute either
(i) a loss, damage, breakdown, or casualty that has been repaired or replaced to the reasonable satisfaction of Purchaser, or (ii) a loss, damage, breakdown, or casualty fully covered by insurance proceeds which have been assigned to Purchaser and insurance retentions paid by SPC to Purchaser, the Purchase Price shall be reduced by the cost to repair or replace such assets, estimated if necessary. If there is reasonable doubt whether a loss, damage, breakdown, or casualty is fully covered by insurance and the payment of insurance retentions by SPC, Purchaser may reduce the Purchase Price by the cost of repairing or replacing such assets, in which case SPC shall not assign the insurance proceeds or pay any insurance retentions to Purchaser. The cost of repairing or replacing such assets shall be such cost or estimated cost as is agreed upon between the parties.

                 (b) Notwithstanding the above provisions of this Section 2.7, if any repair or replacement is reasonably expected to cause the Average Monthly Revenue at an affected Terminal to decrease by five percent (5%) or more during the month immediately following Closing, Purchaser may, in lieu of accepting insurance proceeds and any insurance retentions or a reduction in the Purchase Price, delay the Closing on the portion of the Acquired Assets constituting such Terminal until SPC has completed such repair or replacement to the reasonable satisfaction of Purchaser, provided, however, that if Purchaser elects to delay the Closing for a particular Terminal or Terminals, SPC may elect to delay the Closing with respect to all of the Acquired Assets until such repair or replacement has been completed. If the Purchaser elects to delay the Closing pursuant to the preceding sentence, then (unless SPC is entitled to and elects to terminate this Agreement pursuant to Article 10), SPC shall promptly and diligently cause such repair or replacement to be completed to the reasonable satisfaction of Purchaser.

                                   ARTICLE 3

                            MATTERS PRIOR TO CLOSING

         Section 3.1      Due Diligence.

                 3.1.1 Examination of Records and Assets. During the Due Diligence Period, (i) Purchaser and its agents may examine the Business, the Acquired Assets, and such books, records, files, and documents of the Company or the Subsidiaries as relate to the Business or the Acquired Assets, (ii) the Company shall make available to Purchaser and its agents for review all information concerning the Acquired Assets or the Business which they may request, and (iii) the Company will make available to Purchaser the officers and any key employees of the Company to answer questions and to discuss the Company and its Business, all in a manner that does not unduly disrupt the Business. If the Closing does not occur, Purchaser shall promptly return to the Company or the Subsidiaries, as appropriate, at Purchaser's expense, (i) all documents (including any copies thereof) received from the Company or the Subsidiaries before, during or after the Due Diligence Period, and (ii) any documents or materials that Purchaser or its advisers have generated that contain or disclose information from the documents received from the Company or the Subsidiaries. Prior to Closing, except as required in connection with Kaneb Pipe Line Partners, L.P.'s registration statement filed under the Securities Act of 1933 and the related offering of partnership units, Purchaser shall maintain in confidence any information or data received from SPC or the Subsidiaries in the course of conducting its due diligence, including without limitation the environmental due diligence provided for in Section 3.1.2, and shall not use the same for any purpose except in connection with the transaction contemplated by this Agreement, provided, that the foregoing confidentiality requirement shall remain in effect after the Closing with respect to the financial statements of the Company and its Affiliates. Prior to Closing, and thereafter with respect to the financial statements of the Company and its Affiliates, except as required in connection with Kaneb Pipe Line Partners, L.P.'s registration statement filed under the Securities Act of 1933 and the related offering of partnership units, Purchaser shall not disclose any such information or data to any third person except to the extent that (i) such information or data is already in the public domain, or (ii) such disclosure is compelled or required by subpoena or similar legal process.

                 3.1.2    Environmental Due Diligence.

                 3.1.2.1 Audits and Surveys. During the Due Diligence Period, Purchaser may cause Audits to be conducted by the Purchaser's Consultant, at its expense, of any of the Real Estate or ROW Real Estate (to the extent such Audits are permitted under the applicable Right-of-way Agreement). The scope, methodology, timing, and conduct of all such Audits shall be subject to the prior approval of SPC or, with respect to the Savannah, Georgia Real Estate, SPCT, which approval shall not be unreasonably withheld, except that it shall not be unreasonable for SPC to withhold its approval based on SPC's reasonable opinion that such Audit is not permitted under the relevant Right-of-way Agreement. All Audits shall be conducted so as to avoid unduly disrupting the Business. All such Audits shall be completed within the Due Diligence Period if, and to the extent that, Purchaser wishes to rely on the results of such Audits in proposing any adjustment to the Purchase Price under Section 3.1.2.2. The Purchaser shall cause the Purchaser's Consultant to deliver simultaneously to SPC copies of all data, reports, surveys, or audits, or drafts thereof that it delivers to Purchaser with respect to the Acquired Assets or the Business and deliver to SPC promptly after signing this Agreement copies of all data, reports, surveys, audits, or drafts thereof delivered to Purchaser with respect to the Acquired Assets or the Business prior to the signing of this Agreement.

                 3.1.2.2  Purchase Price Adjustment for Certain Remedial Work.

                          (a)     If the Audits prepared by Purchaser's
Consultant under any of the Purchase Agreements disclose that Remedial Work with respect to the Acquired Assets or the Business or the assets or business acquired under the PPI Agreement or the Cockpit Agreement is required, Purchaser may deliver to SPC a written notice describing all such proposed Remedial Work, and the calculation of the Aggregate Net Remedial Cost with respect thereto with particularity with respect to the Acquired Assets or the Business under this Agreement and the assets or business being acquired by Purchaser under the PPI Agreement and the Cockpit Agreement. If the Aggregate Net Remedial Cost for such Remedial Work is in excess of one million dollars ($1,000,000), Purchaser may deliver to SPC an Environmental Adjustment Request requesting an adjustment in the Aggregate Purchase Price equal to the amount by which such Aggregate Net Remedial Cost exceeds one million dollars ($1,000,000).

                          (b)     The Net Remedial Cost for Remedial Work with
respect to the Acquired Assets or the Business disclosed pursuant to this
Section 3.1.2.2 shall be aggregated with the Net Remedial Cost for Remedial Work under Section 3.1.2.2 of the PPI Agreement and Section 3.1.2.2 of the Cockpit Agreement for purposes of (i) calculating the one million dollar ($1,000,000) threshold described in Section 3.1.2.2 of this Agreement and the Remaining Threshold, (ii) delivering an Environmental Adjustment Request to SPC under this Agreement, to PPI under the PPI Agreement or to SIC under the Cockpit Agreement, (iii) calculating the Aggregate Net Remedial Cost to determine Purchaser's right to terminate pursuant to Section 10.1(h) of this Agreement, and (iv) calculating the Aggregate Adjusted Purchase Price to determine SPC's right to terminate under Section 10.1(c) of this Agreement.

                          (c)     No Environmental Adjustment Request under
this Section 3.1.2.2 may be delivered to SPC more than seventy-five (75) days from the date of this Agreement. If SPC agrees with the Environmental Adjustment Request, it shall so notify the Purchaser, and the Aggregate Purchase Price shall be reduced by the amount by which the Aggregate Net Remedial Cost exceeds one million dollars ($1,000,000).

                          (d)     If SPC disagrees with the Environmental
Adjustment Request, SPC may at its expense engage SPC's Consultant, who shall be given copies of all reports and work product of Purchaser's Consultant, and who shall be free to conduct such additional testing and analysis as it thinks necessary. SPC shall cause SPC's Consultant to deliver simultaneously to the Purchaser copies of all data, reports, surveys or audits, or drafts thereof that it delivers to SPC with respect to the Acquired Assets or the Business, or the assets or business being acquired by Purchaser under the PPI Agreement or the Cockpit Agreement. As promptly as possible, SPC shall cause SPC's Consultant to prepare a report, which shall be distributed simultaneously to SPC, Purchaser, and Purchaser's Consultant, stating (i) whether it agrees that Remedial Work with respect to the Acquired Assets or the Business or the assets or business being acquired by Purchaser under the PPI Agreement or the Cockpit Agreement is required with an Aggregate Net Remedial Cost in excess of one million dollars ($1,000,000), and (ii) its estimate of the Aggregate Net Remedial Cost with particularity with respect to the Acquired

Assets or the Business under this Agreement and the assets or business being acquired by Purchaser under the PPI Agreement or the Cockpit Agreement. If the lower of the two Aggregate Net Remedial Costs is equal to at least 90% of the higher of the two, the Aggregate Net Remedial Cost shall be the average of the two, and the Aggregate Purchase Price shall be reduced by the amount, if any, by which such average exceeds one million dollars ($1,000,000). If the lower of the two Aggregate Net Remedial Costs is less than 90% of the higher of the two, the two Consultants shall jointly engage Groundwater Technologies, Inc. as the Joint Consultant, at the joint expense of the Company and the Purchaser, who shall be given copies of all reports and work product of the Purchaser's and SPC's Consultants, who may conduct such additional testing and analysis as it considers necessary, and who shall render a report to both parties and their Consultants stating what the Aggregate Net Remedial Cost, if any, should be, and that report shall be final and binding on the parties. To the extent, if any, that the Aggregate Net Remedial Cost as stated by the Joint Consultant exceeds one million dollars ($1,000,000), the Aggregate Purchase Price shall be reduced by the amount of such excess.

                          (e)     To the extent that the Aggregate Net Remedial
Cost is finally determined to exceed one million dollars ($1,000,000) and therefore result in a reduction of the Aggregate Purchase Price by the amount of such excess, the reduction of the Aggregate Purchase Price shall be allocated among SPC under this Agreement, PPI under the PPI Agreement and SIC under the Cockpit Agreement by subtracting from the Purchase Price in each respective agreement an amount equal to the Aggregate Purchase Price adjustment multiplied by a fraction, the numerator of which is the Net Remedial Cost less one million dollars ($1,000,000) but not less than zero (0) with respect to this Agreement and the Net Remedial Cost with respect to the

PPI Agreement and the Cockpit Agreement and the denominator of which is the Aggregate Net Remedial Cost. The foregoing shall be illustrated as follows:



                                                             Example 1                Example 2
                                                             ---------                ---------
Net Remedial Cost under this Agreement                      $   900,000               $1,200,000
Plus Net Remedial Cost under the PPI Agreement                  200,000                  200,000
Plus Net Remedial Cost under the Cockpit Agreement              100,000                  100,000
                                                             ----------               ----------

Equals Aggregate Net Remedial Cost                            1,200,000                1,500,000
Less one million dollars                                      1,000,000                1,000,000
                                                             ----------               ----------

Equals Aggregate Purchase Price Adjustment                   $  200,000               $  500,000

0/300 x 200 =            0 = Purchase Price adjustment
                             under this Agreement           = 200/500 x 500 = 200,000

200/300 x 200 = 133,333 = Purchase Price adjustment
                          under the PPI Agreement           = 200/500 x 500 = 200,000

100/300 x 200 =  66,667 = Purchase Price adjustment
                -------   under the Cockpit Agreement       = 100/500 x 500 = 100,000
                                                                              -------

                 200,000 = Aggregate Purchase               =                 500,000
                           Price adjustment



                          (f)     Notwithstanding the foregoing, if the
Aggregate Net Remedial Cost is not in excess of one million dollars ($1,000,000), the foregoing procedures set forth in this Section 3.1.2.2 shall still be followed even though Purchaser shall not be entitled to an adjustment in the Aggregate Purchase Price but instead the amount of the Aggregate Net Remedial Cost under this Section 3.1.2.2 shall be determined and used in calculating the Remaining Threshold.

                 3.1.2.3 Purchase Price Adjustment for Other Remedial Work. Notwithstanding any terms contained in Sections 3.1.2.1 and 3.1.2.2, (i) if there is a violation of Environmental Law that occurs after the date of this Agreement and prior to Closing that requires Remedial Work with respect to the Acquired Assets or the Business that is not completed prior to Closing either to the reasonable satisfaction of Purchaser or to the satisfaction of the applicable Governmental Authority, (ii) if after the Due Diligence Period and prior to Closing a violation of Environmental Law that requires Remedial Work with respect to the Acquired Assets or the Business is discovered that could not reasonably have been discovered during the Due Diligence Period by the Phase I and Phase II environmental audit performed by Versar, Inc. and Handex, Inc. in 1993, (copies of which have been provided to Purchaser) and such Remedial Work is not completed prior to Closing either to the reasonable satisfaction of Purchaser or to the satisfaction of the applicable Governmental Authority or (iii) if there exists Net Remedial Costs for matters described in
Section 3.1.2.3 of the PPI Agreement or the Cockpit Agreement, then in each such case Purchaser shall be entitled to an adjustment to the Aggregate Purchase Price for the Aggregate Net Remedial Cost with respect to matters described in Section 3.1.2.3 of each of the Purchase Agreements in excess of the Remaining Threshold with respect to all such Remedial Work remaining to be completed after Closing, determined in accordance with the procedures set forth in Section 3.1.2.2 without regard to the 75 day time period for proposing such adjustment.

                 3.1.2.4 Other Environmental Liabilities. If, prior to Closing, Purchaser, SPC or SPCT receives notice of a claim from, or discovers or receives notice of any facts or circumstances reasonably expected by ICF Kaiser to give rise to a claim by, any Person or

Governmental Authority for liability or obligation (other than for Remedial
Work) related to an alleged violation of Environmental Law with respect to the Acquired Assets or the Business, it shall promptly notify the other parties hereto (the "Notice"). Thereafter, SPC and Purchaser shall attempt to agree on whether a Purchase Price adjustment or other agreeable mechanism is warranted with respect to such claim. If the parties are unable to agree, SPC may in its discretion assume responsibility for such claim and provide Purchaser with an indemnification against such claim reasonably satisfactory to Purchaser. If within thirty (30) days after delivery of the Notice (i) the parties are unable to agree on an adjustment to the Purchase Price or other agreeable mechanism, and (ii) SPC fails to assume responsibility for such claim and provide an indemnification reasonably satisfactory to Purchaser, then Purchaser shall have the right to terminate this Agreement.

         Section 3.2      Real Property Matters.

                 (a) Purchaser shall at its expense from the date of this Agreement through Closing review the status of SPC's (or the applicable owner's) title to the Real Estate. As of the date of this Agreement, Purchaser has received (i) the surveys listed on the attached Schedule 3.2(a) and (ii) the current title binders listed on the attached Schedule 3.2(a) obtained from Commonwealth Land Title Insurance Company and Lawyers Title Insurance Corporation with respect to the Real Estate indicating therein Purchaser as the proposed insured (with the cost of any update work necessary to cause the issuance of current title binders to be paid equally by Purchaser and SPC).
The information set forth on such surveys listed on Schedule 3.2(a) and in such title binders listed on Schedule 3.2(a) (but only to the extent copies of the documents referenced in such surveys listed on Schedule 3.2(a) and in such title binders listed on Schedule

3.2(a) have been provided to Purchaser), and specifically excluding the matters described on Schedule 3.2(b), is referred to herein as the "Current Title Information". Purchaser shall have the right, at its expense, to cause to be prepared to its satisfaction current surveys of any or all of the parcels of Real Estate.

                 (b) All Real Property Matters disclosed in the Current Title Information are listed on Schedule 3.2(a) and Purchaser shall not have the right or the opportunity to raise any other Real Property Matters based on the Current Title Information. Purchaser shall have the right for a period of thirty (30) days after the date of this Agreement to continue to raise as Title Objections (by written notice to SPC) any or all of the matters described on
Schedule 3.2(b), without regard to the standard set forth in clause (a) of the definition of Title Objections unless otherwise stated on Schedule 3.2(b).

                 (c) If Purchaser's review prior to Closing discloses a Real Property Matter not disclosed in the Current Title Information or in
Schedule 3.2(b), Purchaser shall notify SPC thereof within four (4) Business Days of discovery.

                 (d)      With respect to the Real Property Matters listed on
Schedule 3.2(a) and any Real Property Matters for which notice is sent to SPC under clause (c) above, SPC shall at its expense attempt to remedy or cure such Real Property Matter, provided that, except for payments necessary to release existing mortgages and any Lien related to said mortgages on Real Estate owned by SPC or the Subsidiary Partnership, SPC shall have no obligation to spend any amount in excess of five percent (5%) of the Purchase Price allocated pursuant to Section 2.5 to the Terminal on the affected Real Estate to remedy or cure a Real Property Matter. With respect to any Title Objection raised by Purchaser based on the matters described in Schedule

3.2(b), SPC shall have no obligation to cure the Title Objection, but if SPC does not cure the Title Objection within thirty (30) days from Purchaser's notification thereof, the Title Objection shall be an uncured Real Property Matter for purposes of this Section 3.2. If SPC is unable to remedy or cure one or more Real Property Matters within 30 days from Purchaser's notification thereof, the parties shall attempt in good faith to negotiate an adjustment in the Purchase Price that will compensate Purchaser for the cost of curing or remedying the Real Property Matter or for otherwise accepting the Real Estate as is. If the parties are unable to agree on an adjustment to the Purchase Price, and the Real Property Matter is with respect to the Real Estate at Piney Point, or Jacksonville, this Agreement shall terminate. If the parties are unable to agree on an adjustment to the Purchase Price and the Real Property Matter is with respect to any other parcel of Real Estate, this Agreement shall terminate with respect to the Terminal located on such parcel or parcels and all related Acquired Assets and the Purchase Price shall be reduced by the amount allocated to such Terminal on Schedule 2.5. Notwithstanding any provision contained herein that may be construed to the contrary, if (i) any Lien or restriction with respect to the Real Estate on which the Brunswick Terminal is located or, if the Partnership Interest is not purchased by Purchaser, the Real Estate on which the Savannah Terminal is located is not the result of an act or omission of SPC, and (ii) Purchaser can continue to lease such Real Estate after the Closing as it is currently being leased by SPC, then SPC shall have no obligation to remove such Lien or restriction and such Lien or restriction shall be a Permitted Encumbrance.

         Section 3.3 Consents. SPC or the Subsidiary Corporation, as appropriate, shall use reasonable commercial efforts promptly to obtain the consent, waiver or approval (including without limitation the waiver, release or termination of rights of first refusal with respect to the

Terminals in Annex 1 and Annex 2 in Jacksonville and Farragut Street, if any) of each Person whose consent, waiver, or approval is required to effect an assignment of any of the Material Contracts, Right-of-way Agreements or Real Estate Leases, or to transfer any of the Acquired Assets to Purchaser, or otherwise in connection with this transaction, and, where appropriate, to effect a novation of such Material Contracts, Right-of-way Agreements or Real Estate Leases. Purchaser shall cooperate with SPC and the Subsidiary Corporation in obtaining such items as reasonably requested to do so by SPC or the Subsidiary Corporation.

         Section 3.4 Hart-Scott-Rodino. Purchaser, SPC and SPCT shall each comply with the notification, waiting period and other requirements of the HSR Act. Each party shall take reasonable steps to provide information to and otherwise cooperate with the other parties for the purposes of making required filings under the HSR Act.

         Section 3.5 Purchaser's Licenses, Permits and Approvals. Purchaser shall exercise reasonable commercial efforts promptly to obtain all licenses and permits required by Purchaser to purchase the Acquired Assets.

         Section 3.6 Employees. SPC shall provide Purchaser with a list of the names, addresses and base salaries of its salaried and hourly employees of the Business, and provide Purchaser with the opportunity to conduct pre-employment interviews with them. Purchaser may but shall not be obligated to offer employment to any of SPC's employees, on such terms and conditions as Purchaser may determine, contingent upon and effective at Closing. SPC shall terminate all of its salaried and hourly employees of the Business effective at Closing. SPC shall be responsible for paying any and all liabilities resulting from such terminations of such employees (including, but not limited to, any liabilities under the Workers Adjustment and Retraining Notification Act) and will indemnify and hold harmless Purchaser therefrom.

         Section 3.7 Notification. Each party shall promptly notify the other parties if it has Knowledge of (i) any information indicating that any representation or warranty of any other party is or may be untrue in any material respect, (ii) any covenant to be performed by such other party that is not being performed, or (iii) any circumstance that would impede or interfere with the Closing, except that no party shall be liable for a breach of this covenant unless and except to the extent that the affected party is materially prejudiced or damaged thereby.

         Section 3.8 Deferred Like-Kind Exchange. Upon the request of SPC, made at least two Business Days prior to the Closing Date, Purchaser shall execute such documents as may reasonably be required to acknowledge (i) notice of SPC's intention to accomplish a deferred like-kind exchange of part or all of the Acquired Assets pursuant to Section 1031 of the Code and Treasury Regulation 1.1031(k)-1 and (ii) the assignment of part or all of SPC's right, title and interest in and to (but not SPC's obligations under) this Agreement to a qualified intermediary (within the meaning of Treasury Regulation Section 1.1031(k)-1(g)(4)).

         Section 3.9 Actions Necessary to Consummate. From and after the date of this Agreement, each of the parties shall in good faith take such action as may be commercially reasonable to consummate the transactions contemplated by this Agreement.

         Section 3.10 Audited Division Statements. Prior to the execution of this Agreement, SPC prepared and delivered to Purchaser, and, at Purchaser's expense, Purchaser caused Price Waterhouse, LLP to audit and deliver to Purchaser an opinion on, the Audited Division

Statements. All out-of-pocket third party expenses incurred by SPC in connection with this Section 3.10 and all of Purchaser's expenses shall be borne by Purchaser.

         Section 3.11 Capital Expenditures. SPC has made or will make during 1995 and up to the month in which the Closing occurs capital expenditures with respect to the Business or the Acquired Assets in the aggregate amount, but not necessarily in the manner, set forth on Schedule
3.11. The parties agree that the only capital expenditures that shall apply against this requirement are capital expenditures in 1995 for the projects listed on Schedule 7.9(g) and any other projects approved in writing by Purchaser, provided that such approval shall be deemed to have been given unless it is denied within five (5) Business Days of having been requested.

         Section 3.12 Cockpit Real Estate Lease. If the Real Property, as defined in the Cockpit Agreement, is not purchased by Purchaser, then Purchaser is still required to purchase the portion of the Business conducted at the Cockpit Terminal and the Purchaser shall be required to lease the Real Property from SIC in accordance with the terms to be negotiated and concluded at the appropriate time; provided, however, that if such lease terms cannot be agreed upon, then Purchaser shall not be required to lease the Real Property and Purchaser shall not be required to purchase the portion of the Business conducted at the Cockpit Terminal and the Purchase Price under this Agreement shall be reduced by $119,000.

         Section 3.13 Florida Submerged Land. Prior to Closing the Company shall in good faith continue to pursue the State of Florida submerged property issues described on Schedule 7.5. At the Closing, the Company shall execute and deliver to Purchaser a quit claim deed covering all submerged land contiguous to the Real Estate at Jacksonville, Florida.

                                   ARTICLE 4

                   OPERATION OF THE BUSINESS PRIOR TO CLOSING

         Section 4.1 Ordinary Course. (a) Between the date of this Agreement and the Closing, SPC shall (i) carry on the Business diligently in the Ordinary Course of Business and shall not institute any new methods of accounting or pricing, or engage in any transaction or activity, or enter into any agreement or make any commitment with respect to the Business or Acquired Assets except in the Ordinary Course of Business; (ii) maintain the Acquired Assets in good operating condition consistent with past practice and comply timely with all provisions of leases, agreements, contracts and commitments relating to the Acquired Assets or the Business; (iii) exercise reasonable efforts to preserve the Business and its relationships with its customers, employees, and suppliers, to timely file all reports required by any Governmental Authority and to pay all taxes, and to comply with all Applicable Law. In addition, SPC shall deliver to Purchaser copies of (i) the Unaudited Terminal Operating Statements and a related Adjustment Statement for periods subsequent to June 30, 1995 and prior to the Closing as soon as they become available to SPC, but in no event later than twenty-one (21) days after the end of the month covered by such statements together with a representation that such statements are true and correct in all material respects and fairly present the results of operations of the Business together with PPI as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied, subject to normal year end adjustments, the adjustments described in Schedule 7.9 and the absence of footnotes required by GAAP; (ii) monthly and year to date unaudited financial statements for SPC for periods subsequent to June 30, 1995 and prior to the Closing as soon as they become available to SPC, but in no event later than thirty (30) days after the end of the month covered by such statements together with a representation that such statements are true and correct in all material respects and fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied, subject to normal year end adjustments, the adjustments described in Schedule 7.9 and the absence of footnotes required by GAAP; and (iii) monthly statements setting forth the capital expenditures of the Business for periods subsequent to June 30, 1995, and prior to Closing as soon as they become available to SPC, but in no event later than twenty-one (21) days after the end of the month covered by such statements.

                 (b) Between the date of this Agreement and the Closing, SPCT covenants that it shall exercise commercially reasonable efforts to preserve the business of the Subsidiary Partnership as it is now being conducted. In addition SPCT shall deliver to Purchaser copies of monthly and year to date unaudited financial statements for the Subsidiary Partnership for periods subsequent to June 30, 1995 and prior to the Closing as soon as they become available to SPCT, but in no event later than twenty-one (21) days after the end of the month covered by such statements together with a representation that such statements are true and correct in all material respects and fairly present the financial position of the Subsidiary Partnership as of the respective dates thereof and the results of operations and cash flows of the Subsidiary Partnership as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied, subject to normal year end adjustments, the adjustments described in Schedule 7.9 and the absence of footnotes required by GAAP.

         Section 4.2 Certain Changes. Without the prior consent of Purchaser, such consent not to be unreasonably withheld, provided that such consent shall be deemed to have been given unless it is denied within five (5) Business Days of having been requested, neither SPC nor SPCT shall: (i) permit or allow any of the Acquired Assets to be subjected to any Lien; (ii) cancel or waive any material claim or right relating to the Acquired Assets or the Business; (iii) sell, transfer, assign, distribute or otherwise dispose of any Acquired Assets, except in the Ordinary Course of Business; (iv) enter into any contract or commitment with respect to the Business or the Acquired Assets, the performance of which may extend beyond the Closing Date, except in the Ordinary Course of Business; (v) cause or permit any of its current insurance or reinsurance policies with respect to the Acquired Assets or the Business to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, or lapse, the Company obtains replacement policies from the same or comparable insurers providing coverage which is the same or comparable to that provided under the cancelled, terminated, or lapsed policies; (vi) acquire by purchase or license any trademark, patent, or other intellectual property rights with respect to the Business; (vii) make any payment or provision with respect to any employee benefit plan or program with respect to the Business, except in the Ordinary Course of Business, or adopt any new employee benefit plan or program with respect to the Business or amend any existing employee benefit plan or program with respect to the Business, or enter into any new employment agreements with respect to the Business, or increase the compensation payable to any employee with respect to the Business or pay any bonuses to any employee of the Business except in the Ordinary Course of Business. Without the consent of Purchaser, such consent not to be unreasonably withheld, SPC shall not enter into, amend or modify any Material Contracts or any Right-of-way Agreements or any Real Estate Leases (other than the Cockpit Real Estate Lease as contemplated by Section 3.12) and SPCT shall not agree to amend or modify the Partnership Agreement, provided that such consent shall be deemed to have been given unless it is denied within five (5) Business Days of having been requested. In addition, SPCT shall use commercially reasonable efforts to prevent the Subsidiary Partnership from entering into, amending or modifying any material contract of the Subsidiary Partnership without the prior consent of Purchaser, such consent not to be unreasonably withheld, provided that such consent shall be deemed to have been given unless it is denied within five (5) Business Days of having been requested



                                   ARTICLE 5

               CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE

         The obligation of the Purchaser to purchase the Acquired Assets at Closing shall be subject to the satisfaction of the following conditions on or before the Closing Date, except as and to the extent that such satisfaction is waived by Purchaser.

         Section 5.1 Representations and Warranties. The representations and warranties of the Company and SPCT (if the Partnership Interest is acquired by the Purchaser hereunder) contained in Article 7 (other than Section 7.16) shall be true and correct in all material respects at and as of the Closing Date and the Purchaser shall have received a certificate to that effect signed by an officer of the Company and an officer of the Subsidiary Corporation.

         Section 5.2 Certificate Regarding Environmental Representations and Warranties. The Company shall have delivered to Purchaser a certificate signed by an officer of the Company stating either (i) the representations and warranties of the Company and SPCT (if the Partnership Interest is acquired by the Purchaser hereunder) contained in Section 7.16 are true and correct at and as of the Closing Date or (ii) the representations and warranties of the Company and SPCT (if the Partnership Interest is acquired by the Purchaser hereunder) contained in Section 7.16 are true and correct at and as of the Closing Date except for matters disclosed in the certificate, which certificate shall divide any such matters stated therein into matters for which a Purchase Price adjustment is available under Sections 3.1.2.2, 3.1.2.3 or 3.1.2.4, and matters for which a Purchase Price adjustment is not available under Section 3.1.2.3(ii).

         Section 5.3 Compliance with this Agreement. The Company and SPCT (if the Partnership Interest is acquired by the Purchaser hereunder) shall have performed and complied in all material respects with all of their agreements and covenants set forth or contemplated herein that are required to be performed or complied with on or before the Closing Date and the Purchaser shall have received a certificate to that effect signed by an officer of the Company and SPCT.

         Section 5.4 Purchase Permitted by Applicable Laws. The purchase of the Acquired Assets shall not be prohibited by any Applicable Law or by any order or ruling of any Governmental Authority, nor shall any condition have been imposed on the Closing by any Governmental Authority which would subject either party to penalties or other sanctions as a result of the Closing.

         Section 5.5 Opinion of Counsel. The Purchaser shall have received an opinion of counsel to the Company, dated the Closing Date, opining in substance on the matters set forth in Exhibit 5.5.

         Section 5.6 Consents and Approvals. All material consents, exemptions, authorizations, or other actions by, or notices to, or filings with, any Person necessary or required in connection with the purchase of the Acquired Assets or the operation of the Business by Purchaser shall have been obtained and be in full force and effect (including any required consent of a ROW Real Estate owner for the transfer or assignment of a Right-of-way Agreement), and any waiting periods under any Applicable Law shall have expired, except that those rights of first refusal affecting Farragut Street or, Annex I and Annex 2 at Jacksonville, if any, are to be treated as Real Property Matters pursuant to Section 3.2.

         Section 5.7 Throughput Agreements. There shall be included in the Material Contracts with respect to each of the Jacksonville, Piney Point, Farragut Street, and Brunswick Terminals throughput agreements for petroleum products with SPC or some other financially sound Person reasonably acceptable to Purchaser in the form attached as Exhibit 5.7, which shall be executed and become effective by Closing.

         Section 5.8      No Material Adverse Change.  Except as set forth on
Schedule 7.11 or as disclosed in the monthly Unaudited Terminal Operating Statements, dated after December 31, 1994 and provided to Purchaser prior to the signing of this Agreement or the Unaudited Partnership Financial Statements, dated after December 31, 1994 and provided to Purchaser prior to the signing of this Agreement, there shall have been no material adverse change in the Acquired Assets or the operations or financial condition of the Business or the Subsidiary Partnership since December 31, 1994.

         Section 5.9 Title Policy. Purchaser shall have obtained from Commonwealth Land Title Insurance Company or Lawyers Title Insurance Corporation commitments to issue owner's or leasehold policies of title insurance providing that (i) upon due recordation of an appropriate deed or memorandum of lease such title company shall insure that the title or leasehold interest to each parcel of the Real Estate owned or leased by SPC prior to Closing shall be vested in Purchaser free and clear of any Real Property Matter and (ii) title to the Real Estate on which the Savannah Terminal is located shall be vested in the Subsidiary Partnership free and clear of any Real Property Matter.

         Section 5.10 Subsidiary Partnership Debt. As a condition to Purchaser's obligation to purchase the Partnership Interest, the Subsidiary Partnership, as of the Closing, shall have no liabilities in excess of its cash on hand other than liabilities of the Subsidiary Partnership in accordance with the Real Estate Lease for the Savannah, Georgia Terminal, and SPCT shall have delivered to Purchaser a certificate to such effect.

         Section 5.11 Subsidiary Partnership. SPCT shall exercise commercially reasonable efforts to prevent the Subsidiary Partnership from entering into, amending or modifying any material contract, without the prior consent of Purchaser, such consent not to be unreasonably withheld, provided that such consent shall be deemed to have been given unless it is denied within five (5) Business Days of having been requested. If SPCT fails to prevent the Subsidiary Partnership from entering into, amending or modifying any material contract, then Purchaser shall have the right to terminate this Agreement with respect to the Partnership Interest (but shall still be required to purchase that portion of the Business conducted at the Terminal located in Savannah, Georgia), and the provisions of clauses (i), (ii) and (iii) of the last sentence of Section 12.13(a) shall apply.

         Section 5.12. Right-of-Way Agreement. The Company shall have granted to Purchaser rights-of-way for the Pepco Pipeline as defined in the Cockpit Agreement across the seven (7) parcels of land described in Exhibit
5.12 on terms substantially identical to the terms of the right of way agreement attached to Exhibit 5.12.



                                   ARTICLE 6

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

         The obligations of the Company to sell the Acquired Assets hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date, except as and to the extent that such satisfaction is waived by the Company.

         Section 6.1 Representations and Warranties. The representations and warranties of the Purchaser and Guarantor contained in Article 8 hereof shall be true and correct in all material respects at and as of the Closing Date, and the Company shall have received a certificate to that effect signed by an officer of the general partner of the Purchaser and an officer of the general partner of the Guarantor.

         Section 6.2 Compliance with this Agreement. The Purchaser and Guarantor shall have performed and complied in all material respects with all of their agreements and covenants set forth or contemplated herein that are required to be performed or complied with by the Purchaser and Guarantor on or before the Closing Date and SPC and SPCT shall have received a certificate to that effect signed by an officer of the general partner of the Purchaser and an officer of the general partner of the Guarantor.

         Section 6.3 Sale Permitted by Applicable Laws. The sale of the Acquired Assets by the Company hereunder shall not be prohibited by any Applicable Law or Governmental Authority nor shall any condition have been imposed on the Closing by any Governmental Authority which would subject either party to penalties or other sanctions as a result of the Closing.

         Section 6.4 Opinion of Counsel. The Company shall have received an opinion of counsel to the Purchaser, dated the Closing Date, opining in substance on the matters set forth in Exhibit 6.4.

         Section 6.5 Consents and Approvals. All consents, exemptions, authorizations, waivers or other actions by, or notices to, or filings with, any Person necessary or required in connection with the execution, delivery or performance by the Purchaser of this Agreement shall have been obtained and be in full force and effect.



                                   ARTICLE 7

                       REPRESENTATIONS AND WARRANTIES OF

                   THE COMPANY AND THE SUBSIDIARY CORPORATION

         The Company and the Subsidiary Corporation hereby, jointly and severally, represent and warrant to the Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

         Section 7.1 Existence and Power. Each of the Company and the Subsidiary Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Subsidiary Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each Subsidiary: (a) has all requisite corporate or partnership power and authority, as applicable, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (b) is duly qualified as a foreign corporation or partnership, as applicable, and is in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business require such qualification, except to the extent that the failure to do so would not have an adverse effect on the Acquired Assets or the Business; and (c) with respect to the Company and the Subsidiary Corporation, has the corporate power and authority to execute, deliver and perform their respective obligations under the Purchase Agreements.

         Section 7.2 Corporate Authorization: No Contravention. The execution, delivery and performance by the Company and the Subsidiary Corporation of the Purchase Agreements: (a) has been duly authorized by all necessary corporate, and, if required, stockholder action; (b) does not contravene the terms of the Company's or the Subsidiary Corporations's Certificate of Incorporation or By-Laws, or any amendment of either thereof, and (c) will not violate Applicable Law, or conflict with or result in any breach of or default under, or cause the creation of any Lien under, any contractual obligation of the Company or any of its Subsidiaries.

         Section 7.3 Governmental Authorization: Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under an Applicable Law, is necessary or required in connection with the execution, delivery or performance by the Company of the Purchase Agreements or the Subsidiary Corporation of this

Agreement, or enforcement against the Company of the Purchase Agreements or the Subsidiary Corporation of this Agreement, other than (i)compliance with the HSR Act, and (ii) in connection with the rights of first refusal described in
Section 3.3.

         Section 7.4 Binding Effect. The Purchase Agreements have been duly executed and delivered by the Company and, in the case of this Agreement, the Subsidiary Corporation and constitute the legal, valid and binding obligation of each of the Company and the Subsidiary Corporation enforceable against the Company and the Subsidiary Corporation in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         Section 7.5 Litigation. Except as listed on Schedule 7.5, there are no legal actions, suits, proceedings, or claims pending, or to the Knowledge of the Company or its Subsidiaries, threatened, before any Governmental Authority against or affecting the Company or any of its Subsidiaries (a) with respect to the Purchase Agreements, or any of the transactions contemplated thereby, or (b) which would be reasonably likely to have (i) an adverse effect on the Acquired Assets, the Business, the Subsidiary Partnership or the business of the Subsidiary Partnership or (ii) an adverse effect on the ability of the Company or the Subsidiary Corporation to perform its obligations hereunder. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any Governmental Authority purporting to enjoin SPC or SPCT or restrain SPC's or SPCT's execution, delivery or performance of the Purchase Agreements.

         Section 7.6 Compliance with Laws. The Company and each of its Subsidiaries are in compliance with all Applicable Law, except for any failure to comply which would not have an adverse effect on the Acquired Assets or the Business.

         Section 7.7      Title to Real Estate, and Real Estate Leases.
Schedule 2.1(a) sets forth a list of all parcels of real property, excluding ROW Real Estate, upon which any of the Terminals or their operations are located (including a metes and bounds description thereof, to the extent available, or a plat of subdivision designation) and also provides a true and correct indication of whether each such parcel is owned or leased by the Company or any Subsidiary. The Company and each of its Subsidiaries has good and marketable title in fee simple to, or holds interests as lessee under Real Estate Leases in full force and effect in, the Real Estate, free of Liens (other than Liens that will be released in full at Closing) and subject to Permitted Encumbrances. The Company has delivered to the Purchaser true and correct copies of all Real Estate Leases, and any amendments thereto, and each such Real Estate Lease is binding upon and enforceable against the Company and with respect to the Terminal located in Savannah, Georgia, the Subsidiary Partnership, and to the Company's Knowledge all parties thereto, in each case, in accordance with its terms, and there is no default thereunder and SPC's rights thereunder are included in the Acquired Assets. As of the Closing Date, the improvements located on the Real Estate are in as good a condition as they were on the date of Purchaser's physical inspection of the Terminals as specified on Schedule 7.7, ordinary wear and tear excepted.

         Section 7.8 Condition of and Title to Tangible Personal Property. The Tangible Personal Property taken as a whole is sufficient (including its state of operating condition and repair taken as a whole, but not on an item by item basis) for the conduct of the Business as presently conducted. Except as set forth on Schedule 7.8, the Company owns free of Liens (other than Liens that will be released in full at Closing) or has the right to use as a lessee under a valid lease included in the Contracts, all of the Tangible Personal Property.

         Section 7.9      Financial Condition.

                 (a) The Company has furnished Purchaser with true and complete copies of (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements, (iii) the June 30, 1995 Statement, (iv) the Unaudited Partnership Financial Statements, (v) the Capital Expenditure Statement, and
(vi) the Audited Division Statements.

                 (b) The Audited Financial Statements are true and correct in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the results of operations and cash flows for the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved.

                 (c) The Unaudited Financial Statements are true and correct in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the results of operations and cash flows for the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, subject to normal year-end adjustments, the adjustments described in
Schedule 7.9, and the absence of footnotes required by GAAP.

                 (d) The June 30, 1995 Statement is true and correct in all material respects and fairly presents the results of operations of the Business together with PPI as of the date and for the period set forth therein in conformity with GAAP consistently applied during the period involved, subject to normal year-end adjustments, the adjustments described in Schedule 7.9, and the absence of footnotes required by GAAP.

                 (e) The Unaudited Partnership Financial Statements are true and correct in all material respects and fairly present the results of operations of the Subsidiary Partnership as of the respective dates or for the periods set forth therein in conformity with GAAP consistently applied during the periods involved, subject to normal year-end adjustments, the adjustments described in Schedule 7.9, and the absence of footnotes required by GAAP.

                 (f) The Audited Division Statements are true and correct in all material respects and fairly present the results of operations of the Business together with PPI as of the respective dates or for the respective periods set forth therein in conformity with GAAP consistently applied during the periods involved.

                 (g) Neither the Company nor any of its Subsidiaries has any material liabilities, absolute or contingent, not reflected in the Audited Division Statements, the Unaudited Terminal Operating Statements, or the Unaudited Partnership Financial Statements, except (i) liabilities not required under GAAP to be reflected on such financial statements or the notes thereto (as applicable), (ii) liabilities incurred in the Ordinary Course of Business since the date of the most recent Unaudited Terminal Operating Statement or in the Subsidiary Partnership's ordinary course of business since the date of the most recent Unaudited Partnership

Financial Statement in each case consistent with past operations and not relating to the borrowing of money and (iii) as disclosed on Schedule 7.9.

         Section 7.10     Employee Plans.

                 (a)      Types of Employee Plans.  Except as set forth in
Schedule 7.10 the Company does not maintain or contribute to any "employee pension benefit plan" or any "employee welfare benefit plan" as such terms are defined in Section 3(2) and Section 3(1), respectively, of ERISA nor, since April 28, 1980, has the Company participated in or contributed to a "multi-employer plan" as such term is defined in Section 3(37) of ERISA.

                 (b) Prohibited Transactions. To the Company's Knowledge, and except as disclosed in Schedule 7.10, neither the Company nor any of their respective directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, has, with respect to any employee plan identified in Section 7.10(a) hereof ("Employee Plan") engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

                 (c) ERISA. To the Company's Knowledge, and except as disclosed in Schedule 7.10, the Company is in substantial compliance with the requirements prescribed by any and all statutes, orders, or governmental rules or regulations currently in effect with respect to all Employee Plans, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. To the Company's Knowledge, and except as disclosed in Schedule 7.10, the Company has in all material respects performed all material obligations required to be performed by it under, is not in violation in any material respect of, and has no knowledge of any material default or violation by any other party to, any of the Employee Plans.

                 (d) Qualifications. To the Company's Knowledge, each Employee Plan intended to qualify under Section 401(a) of the Code has heretofore been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have heretofore been determined to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has since occurred which may reasonably be expected to cause the loss of such qualification or exemption.

                 (e) No Carryover Liability. The consummation of this Agreement (and the employment by the Purchaser of former employees of SPC) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any Employee Plan, or other employee benefit agreement or arrangement. In addition, SPC makes the following representations (a) as to employee pension benefit plans of the
Company: (1) no Company has become liable to the PBGC under Sections 4062, 4063, or 4064 of ERISA under which a lien could attach to the Acquired Assets under Section 4068 of ERISA; (2) the Company has not ceased operations at a facility so as to become subject to the provisions of Section 4062(a) of ERISA; and (3) the Company has not made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (b) all group health plans maintained by the Company have been operated in compliance with
Section 4980B(f) of the Code.

         Section 7.11 No Material Adverse Change; Ordinary Course. Since December 31, 1994, (i) there has not been any material adverse change in the Acquired Assets, the Business, the Subsidiary Partnership or the business of the Subsidiary Partnership and
(ii) the Company has operated the Business in the Ordinary Course of Business and the Subsidiary Partnership has operated its business in the Customary Course of Business, except as set forth on Schedule 7.11 or disclosed in any Unaudited Terminal Operating Statement or Unaudited Partnership Financial Statement dated after December 31, 1994 that was provided to Purchaser prior to the signing of this Agreement.

          Section 7.12 Broker's, Finder's or Similar Fees. Except as set forth on Schedule 7.12, no brokerage commissions, finder's fees or similar fees are payable in connection with the transactions contemplated hereby. Purchaser has no liability for any items set forth on Schedule 7.12.

         Section 7.13 Patents, Trademarks. Etc. Neither the Company nor its Subsidiaries owns or has the right to use any patents, trademarks, service marks, trade names, copyrights, or similar rights with respect to the Acquired Assets or the Business. To the Company's Knowledge, no right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates selling or employing infringes upon the patents, trademarks, service marks, copyrights or licenses that are owned by others. No litigation is pending and no claim has been made against the Company or any of its Subsidiaries or, to the Knowledge of the Company and its Subsidiaries, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or use any right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries.

         Section 7.14 Material Contracts. The Company and the Subsidiary Corporation have delivered to Purchaser true and correct copies of all Material Contracts, including all amendments thereto. Schedule 2.1(c) lists all Material Contracts, and will be updated at Closing to include any Material Contracts entered into or amended between the date of this Agreement and the Closing Date. Except as disclosed on Schedule 2.1(c) each Material Contract is in effect and has not been amended or otherwise modified and is binding upon and enforceable against the Company or the applicable Subsidiary and, to the Company's and the Subsidiary Corporation's Knowledge, all parties thereto, in accordance with its terms, and there is no default thereunder and to the Knowledge of the Company and the Subsidiary Corporation no other party thereto has issued or threatened to issue a notice of termination or cancellation. Except as set forth on Schedule 2.1(c), no consent to the transfer or assignment of the Material Contracts to Purchaser is required.

         Section 7.15 Permits. Except as set forth on Schedule 7.15, the Company and each Subsidiary holds all licenses, permits, franchises, approvals, consents, waivers, exemptions, authorizations, certificates of occupancy and similar rights and privileges which are necessary for the operation of its Business.

         Section 7.16     Environmental Matters.

                 (a) Except as set forth on Schedule 7.16, neither the operation of the Business, any of the Acquired Assets nor the operation of the business of the Subsidiary Partnership (i) violates any Environmental Law in effect on the date hereof, and without regard for future modifications or amendments, (ii) is subject to any pending or threatened action, suit, investigation, or other proceeding by any Governmental Authority with respect to an alleged violation of Environmental Law, (iii) uses, and there is not located on the Real Estate, any Hazardous Substances other than (x) those forming a part of the Inventory and supplies of the Company and (y) petroleum products owned by customers or by SPC, which in each case are maintained in accordance with Environmental Law in effect on the date hereof, and without regard for future modifications or amendments or (iv) uses, and there is not located on the ROW Real Estate, any Hazardous Substances other than (x) those forming a part of the Inventory and supplies of the Company and (y) petroleum products owned by customers or by SPC, which in each case are maintained in accordance with Environmental Law in effect on the date hereof, and without regard for future modifications or amendments.

                 (b) Except as set forth on Schedule 7.16, (i) there exists no condition arising from the presence, release, threat of release, placement on or under the Real Estate or the ROW Real Estate, use, storage, handling, generation, or disposal of any Hazardous Substance such as would require Remedial Work or give rise to other liability or obligation, (ii) each of the Company and the Subsidiaries has been issued all material licenses, permits, and certificates required under Environmental Law in effect on the date hereof for the conduct of its business and (iii) there exists no past or present violation of Environmental Law in effect on the date hereof with respect to the Business or the Acquired Assets that gives rise to liability or obligation now or in the future. Schedule 7.16 describes all conditions as to which, to the Knowledge of the Company and the Subsidiary Corporation, Remedial Work with respect to the Business or the Acquired Assets or the business of the Subsidiary Partnership is required, and the scope and methodology of such Remedial Work as currently in process or contemplated by the Company or the Subsidiary Corporation. Neither the Company nor the Subsidiary

Corporation has any liability or obligation, accrued, contingent or otherwise, with respect to the matters described on Schedule 7.16, except for the obligation to complete Remedial Work. The representation and warranty contained in this Section 7.16 is the only representation and warranty made by SPC or the Subsidiary Corporation with respect to environmental matters or Environmental Law, and no other representation or warranty made herein shall be applicable to such matters or Environmental Law. Notwithstanding the disclosure to Purchaser on Schedule 7.16 or pursuant to Section 5.2 of any Remedial Work for which a Purchase Price adjustment is not available pursuant to Section 3.1.2.3(ii), such Remedial Work shall be regarded as a breach of this Section 7.16 for purposes of Section 11.7.1.

         Section 7.17     Tax Returns and Liabilities.

                 (a) Returns. The Company has delivered to Purchaser true and complete copies of all Florida, Maryland and District of Columbia income tax returns relating to the operations of the Company and all federal, state, local and foreign income tax returns relating to the operations of the Subsidiary Partnership for the fiscal years 1992, 1993, and 1994, as applicable.

                 (b)      All Returns Filed.  Except as set forth on Schedule
7.17:

                          (i)     all tax returns and reports of every kind
(including, without limitation, information and withholding returns and reports of or relating to any income taxes, franchise taxes, real and personal property taxes, withholding taxes, employee compensation taxes, sales and use taxes and all other taxes of any kind applicable to the Company or any of the Subsidiaries) that are required to be filed on or before the Closing Date in accordance with Applicable Law by or with respect to the Company, any Subsidiary, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which the Company was a member for any period ending on or prior to the Closing Date have been or will be duly and timely filed, and are or will be accurate and complete in all material respects;

                          (ii)    all taxes due have been or will be paid in
full, the amounts so paid have been adequate to pay all income, franchise, real and personal property, withholding and employment compensation taxes, sales and use taxes and all other taxes of any kind whatsoever, including interest and penalties, due and payable by the Company or any Subsidiary for all periods ending on or before the date hereof;

                          (iii)   all assessed deficiencies, if any, have been
fully paid and satisfied and no deficiencies for any of such taxes have been asserted or threatened;

                          (iv)    there are no outstanding agreements by the
Company or any Subsidiary for the extension of time for the assessment of any tax;

                          (v)     neither the Company nor any Subsidiary is
currently being audited by the Internal Revenue Service or by the District of Columbia or by any other taxing authorities and no such audit has been threatened; and

                          (vi)    the total amounts set up as liabilities for
current and deferred taxes have been prepared in accordance with GAAP in the Audited Financial Statements and the Unaudited Financial Statements and are sufficient to cover the payment of all material taxes that are or are hereafter finally determined to be, or to have been, due with respect to the operations of the Company and the Subsidiaries through the periods covered thereby.

         Section 7.18 Employee Relations. The Company believes that its relationship with its employees is generally good. There is no pending or, to the Knowledge of the Company, threatened labor dispute or union organization campaign. None of the Company's employees is represented by any labor union or is subject to a collective bargaining agreement.

         Section 7.19     Restrictive Agreements.  Except as set forth on
Schedule 7.19, the Company is not a party to any agreements restricting or limiting the activities of the Business.

         Section 7.20 List of Assets. The Acquired Assets include, but are not limited to, and there shall be transferred to Purchaser at Closing, all of the assets listed on Schedules 2.1(a), 2.1(b), 2.1(c), and 2.1(i).

         Section 7.21 Information Furnished. Neither this Agreement nor any instrument or document furnished to Purchaser hereunder, when considered as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

         Section 7.22 All Assets Included. Except for the Excluded Assets, the Acquired Assets include all assets of any nature, real or personal, tangible or intangible, necessary for or used in the operation of the Business as operated by the Company.

         Section 7.23     Special Representations Regarding Subsidiary Entities.

                 7.23.1 Partnership Agreement. SPCT has delivered to Purchaser a true, correct and complete copy of the Partnership Agreement. As of the date hereof, (i) no action has been taken by the Subsidiary Partnership nor has any written proposal been made by its partners to amend the Partnership Agreement, (ii) nor has any action been taken by the Subsidiary Partnership, the Subsidiary Corporation, or to the Knowledge of the Company and the

Subsidiary Corporation, any other partner, pursuant to the terms of the Partnership Agreement or otherwise, in contemplation of the liquidation or dissolution of the Subsidiary Partnership, (iii) nor are there any proceedings pending or, to the Knowledge of the Company or the Subsidiary Corporation, threatened contemplating the liquidation or dissolution of the Subsidiary Partnership or threatening its existence, (iv) nor has any event or action occurred, nor do any facts exist, that would cause a dissolution or liquidation of the Subsidiary Partnership. The Partnership Agreement (i) has been duly authorized, executed and delivered by the Subsidiary Corporation, and, to the Company and Subsidiary Corporation's Knowledge, the other party named therein and (ii) constitutes the valid and binding obligation of the Subsidiary Corporation and to the Knowledge of the Company and Subsidiary Corporation, the other party named therein.

                 7.23.2 Issuance or Transfer of Partnership Interests. Except as set forth in the Partnership Agreement, there are no commitments, agreements, or arrangements of any kind relating to the transfer, delivery or sale of any additional interests in the Subsidiary Partnership, the Partnership Interest or, to the Knowledge of the Company and the Subsidiary Corporation, any other interest in the Partnership.

                 7.23.3 Ownership of Subsidiary Partnership; Title to Partnership Interest. Aectra and the Subsidiary Corporation are the only partners of the Subsidiary Partnership. The Subsidiary Corporation is the sole owner of good and marketable title to the Partnership Interest. The Subsidiary Corporation owns such Partnership Interest free and clear of all Liens or other restrictions (except as set forth in the Partnership Agreement and for those Liens which will be released at Closing). Upon Closing, Purchaser will acquire good and marketable title to the

Partnership Interest free and clear of all Liens or other restrictions, other than restrictions set forth in the Partnership Agreement and Liens, if any, created by Purchaser.

                 7.23.4 Capital Accounts. Pursuant to the Partnership Agreement, the Subsidiary Partnership maintains a separate capital account ("Capital Account") for each of its partners which reflects, among other things, each partner's capital contributions, and allocable share of net income, losses and deductions. As of June 30, 1995, the amount in the Subsidiary Corporation's Capital Account is $(41,690.36), and the amount of Aectra's Capital Account is $(41,690.36). As of the Closing, the Subsidiary Corporation's Capital Account will not be less than Aectra's Capital Account and will not be less than zero (0).

                 7.23.5 Subsidiary Partnership Business and Assets. The exclusive business of the Subsidiary Partnership consists of owning certain real and personal property comprising a petroleum bulk terminal located at 1 Woodcock Road, Savannah, Georgia and leasing such property to the Company. Other than the Agreement of Lease dated May 31, 1994 by and between the Subsidiary Partnership and the Company, the Subsidiary Partnership has no material contracts.

         Section 7.24     Right-of-way Agreements.

                 (a) Schedule 2.1(i) sets forth a list of all the Right-of-way Agreements. The Company has delivered to Purchaser true and correct copies of the Right-of-way Agreements, and any amendments thereto. Except as disclosed on Schedule 2.1(i), each such Right-of-way Agreement is (i) in effect and has not been amended or otherwise modified, and (ii) is binding upon and enforceable against the Company and, to the Company's Knowledge, all parties thereto in accordance with its terms, and there is no default thereunder and, to the Knowledge of the

Company, no other party thereto has issued or threatened to issue a notice of termination or cancellation.

                 (b) Except as set forth on Schedule 2.1(i), no consent is required for the transfer or assignment of SPC's rights and obligations under the Right-of-way Agreements to Purchaser. The ROW Real Estate is free and clear of Liens (other than Liens, if any, that will be released in full at Closing) and subject to Permitted Encumbrances.

                 (c) The Right-of-way Agreements for the Benning Pipeline grant SPC the right to operate the Benning Pipeline and conduct a portion of the Business thereon as it has been operated by SPC during the last twelve months.

                 (d) The Pipeline is in good operating condition and repair, ordinary wear and tear excepted, and has been maintained in accordance with industry standards and in compliance with all governmental requirements.



                                   ARTICLE 8.

                         REPRESENTATIONS AND WARRANTIES

                       OF THE PURCHASER AND THE GUARANTOR

         The Purchaser and the Guarantor, jointly and severally, represent and warrant to SPC and SPCT as follows as of the date of this Agreement and as of the Closing Date:

         Section 8.1 Authorization; No Contravention. The execution, delivery and performance by Purchaser and Guarantor of this Agreement: (a) are within Purchaser's and Guarantor's partnership power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of Purchaser's or Guarantor's respective limited partnership agreements; and (c) will not violate, conflict with or result in any breach or default under any contractual obligation of Purchaser or Guarantor, or violate any Applicable Law.

         Section 8.2 Binding Effect. This Agreement has been duly executed and delivered by Purchaser and Guarantor, and constitutes the legal, valid and binding obligation of Purchaser and Guarantor enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally or by equitable principles relating to enforceability.

         Section 8.3 Broker's, Finder's or Similar Fees. No brokerage commissions, finders fees or similar fees are payable in connection with the transactions contemplated hereby under any agreements made by or with Purchaser.

         Section 8.4 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Applicable Law, and no lapse of a waiting period under Applicable Law, is necessary or required in connection with the execution, delivery or performance by Purchaser or Guarantor (other than compliance with the HSR Act) or enforcement against Purchaser or Guarantor of this Agreement.

         Section 8.5 Sufficient Funds. As of the date hereof, Purchaser has sufficient funds or has approved financing commitments which will enable it to close the transactions contemplated under this Agreement. As of the Closing Date, Purchaser will have funds available to it sufficient to close and to fulfill its obligations hereunder.

         Section 8.6 Fraudulent Conveyance/Fraudulent Transfer Matters. After giving effect to the financing to be incurred by Purchaser in connection with its consummation of the transactions contemplated hereby, Purchaser will not be as of the Closing Date
(i) "insolvent" nor will it become "insolvent" as the result of such transactions, (ii) engaged in a business or transaction for which any property or assets remaining with Purchaser would be "unreasonably little" or "unreasonably small in relation to its business" or the transaction, or (iii) in a position where it "intends to incur, or believes that it would incur, debts that would be beyond its ability to pay as such debts mature," in each case as such quoted terms are used in Section 548 of the United States Bankruptcy Code of 1978, as amended, the Uniform Fraudulent Conveyances Act and the Uniform Fraudulent Transfer Act.

         Section 8.7 Litigation. There are no legal actions, suits, proceedings, or claims pending, or to the Knowledge of Purchaser or Guarantor, threatened, before any Governmental Authority against or affecting Purchaser or Guarantor (a) with respect to this Agreement, or any transactions contemplated hereby, or (b) which would be reasonably likely to have an adverse effect on the ability of the Purchaser or Guarantor to perform their respective obligations hereunder. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any Governmental Authority purporting to enjoin Purchaser or Guarantor with respect to, or restrain Purchaser's or Guarantor's execution, delivery or performance of, this Agreement.



                                   ARTICLE 9

                                    CLOSING

         Section 9.1.A Time and Place. The consummation of the purchase and sale of the Acquired Assets (the "Closing") shall take place at the offices of Ginsburg, Feldman & Bress





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
at 1250 Connecticut Avenue, Washington, D.C. at 10:00 a.m. Washington time on October 31, 1995 (the "Closing Date"), or such other date, time, and place as the parties shall agree. At Closing, Purchaser shall be entitled to physical possession of the Real Estate and Acquired Assets, and SPC shall surrender the same to Purchaser.

         Section 9.1.B Effective Date. The transactions contemplated by this Agreement shall be effective at 12:01 A.M. on the Closing Date, without regard to the date of recordation of deeds or other transfer documents.

         Section 9.2.A Documents and Instruments to be Delivered by SPC. At Closing, SPC shall deliver to Purchaser (or, with respect to transfer documents for the Real Estate, deliver to the Presidential Title, Inc. sufficiently prior to Closing to permit recording at the time of Closing):

                 (a) bills of sale, assignments, limited warranty deeds, the Steuart License Agreement, signed vehicle registrations, and such other instruments as shall be required to transfer title to the Acquired Assets to Purchaser, free of Liens (except Permitted Encumbrances), all in form customary in the jurisdiction which the Acquired Assets are located and all to be in form reasonably satisfactory to both parties;

                 (b) A certificate of an officer of SPC stating that (i) SPC has complied with all of the covenants imposed on it by this Agreement to the extent they are required to be complied with prior to the Closing, and (ii) that the representations and warranties made by SPC are in all material respects true and correct at Closing, all as required by Sections 5.1, 5.2 and 5.3;

                 (c)      the legal opinion required by Section 5.5;





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
                 (d) copies of all consents, waivers and approvals referred to in Section 5.6;

                 (e) copies of the resolutions of SPC's board of directors and of any action required by SPC's stockholders authorizing the execution and delivery of this Agreement, certified by SPC's secretary or assistant secretary; and

                 (f) a good standing certificate from the State of Delaware dated as of a date not more than 20 days prior to the Closing Date.

         Section 9.2.B Documents and Instruments to be Delivered by SPCT. At Closing, SPCT shall deliver to Purchaser:

                 (a) an assignment transferring the Partnership Interest to Purchaser free of Liens (except Permitted Encumbrances), in a form reasonably satisfactory to both parties;

                 (b) the certificates required by Sections 5.1, 5.2, 5.3 and 5.10;

                 (c) copies of all consents, waivers and approvals, referred to in Section 5.6;

                 (d) copies of the resolutions of SPCT's board of directors and of any action required by SPCT's stockholder authorizing the execution and delivery of this Agreement, certified by SPCT's secretary or assistant secretary; and

                 (e) a good standing certificate from the State of Delaware dated as of a date not more than 20 days prior to the Closing Date.

         Section 9.3.A Documents and Instruments to be Delivered by Purchaser. At Closing, Purchaser shall deliver to SPC:

                 (a) the Purchase Price or Adjusted Purchase Price, as the case may be, by bank check or wire transfer of immediately available funds, at SPC's election, and, if by wire transfer, to such account as SPC may notify to Purchaser not less than two Business Days prior to the Closing Date, and SPCT agrees that such delivery of the Purchase Price to SPC shall constitute delivery to SPCT of all Purchase Price owed to it hereunder;

                 (b)      the legal opinion required by Section 6.4;

                 (c) a certificate of an officer of the general partner of the Purchaser stating that (i) Purchaser has complied with all of the covenants imposed on it by this Agreement to the extent they are required to be complied with prior to the Closing, and (ii) that the representations and warranties made by Purchaser are in all material respects true and correct at Closing, all as required by Sections 6.1 and 6.2; and

                 (d) copies of the resolutions of the board of directors of Purchaser's general partner authorizing the execution and delivery of this Agreement, certified by the secretary or an assistant secretary of Purchaser's general partner.

         Section 9.3.B Documents and Instruments to be Delivered by Guarantor. At Closing, Guarantor shall deliver to SPC:

                 (a)      the legal opinion required by Section 6.4;

                 (b) a certificate of an officer of the general partner of the Guarantor stating that (i) Guarantor has complied with all of the covenants imposed on it by this Agreement to the extent they are required to be complied with prior to the Closing, and (ii) that the representations and warranties made by Guarantor are in all material respects true and correct at Closing, all as required by Sections 6.1 and 6.2; and

                 (c) copies of the resolutions of the board of directors of Guarantor's general partner authorizing the execution and delivery of this Agreement, certified by the secretary or an assistant secretary of Guarantor's general partner.





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
         Section 9.4      Inventories and Tank Bottoms.

                 9.4.1 Inventories. On the Closing Date all of the petroleum products and other liquids in bulk storage tanks at the Terminals shall be inventoried, gauged and sampled by representatives of Purchaser and SPC, and the petroleum products samples shall be promptly tested by an independent testing laboratory mutually chosen by the parties (at their joint expense) to verify the specifications of such petroleum products that are owned by SPC's northern and southern marketing divisions, and by SPC's customers, in accordance with the procedures set forth in Exhibit 9.4.1. SPC will be responsible for (i) any shortages in the inventories (and will be credited with any overages of inventories other than tank bottoms), and (ii) any petroleum products that do not meet the owner's specifications for such product, and shall indemnify and hold Purchaser harmless from liabilities or obligations resulting therefrom. Shortages and overages in the inventories (other than tank bottoms) shall be determined as soon as practicable after Closing. SPC shall have the right to resolve any specification matter with the customer, including disputing customer claims, prior to Purchaser reaching any settlement therefor.

                 9.4.2. Wastes. Representatives of Purchaser and SPC shall jointly inventory all wastes (including waste water) stored in holding tanks and separators. SPC shall reimburse Purchaser for the costs, if any, incurred in the disposal of such volumes of waste which cannot legally be disposed of through the existing systems at the terminal locations to the extent the total aggregate cost for all locations (including the cost for waste disposal from the Pipeline, as defined under the PPI Agreement) exceeds one hundred thousand dollars ($100,000) after consideration of amounts, if any, paid by SPC's customers. Purchaser shall dispose of said wastes within thirty (30) days of Closing Date and shall submit copies of invoices and manifests to SPC within sixty (60) days of the Closing Date. SPC shall pay Purchaser within forty-five (45) days of receipt of invoices. Liquid waste as used in this Section 9.4.2 does not include the tank bottoms portion of the Inventory covered by Section 9.4.3.

                 9.4.3 Tank Bottoms. On the Closing Date all tank bottoms shall be inventoried, gauged and sampled by representatives of the parties, and shall be tested promptly by an independent testing laboratory mutually chosen by the parties (at their joint expense), to determine the number of barrels of merchantable petroleum product contained therein, in accordance with the procedures set forth in Exhibit 9.4.3. "Merchantable petroleum product" for this purpose means petroleum product that is free from non-petroleum substances such as water or rust. The Purchase Price shall be reduced, dollar-for-dollar, by the fair market value of the shortfall, if any, between 60,750 barrels of merchantable petroleum product and the number of barrels of merchantable petroleum product in the tank bottoms included in the Inventory on the Closing Date. "Fair market value" for these purposes shall be determined by Platts price on the Closing Date for 2% No. 6 oil, New York Harbor Posting. To the extent any monies are due to Purchaser by virtue of this Section 9.4.3, it shall be paid by SPC within two Business Days of receipt of the report from the independent testing laboratory referred to above.


                                   ARTICLE 10

                                  TERMINATION

         Section 10.1 Grounds for Termination. This Agreement may be terminated as follows:

                 (a)      by mutual agreement of the parties, at any time;

                 (b) by either party if the Closing does not occur on or before January 1, 1996;

                 (c) by SPC, if the Aggregate Purchase Price or the Aggregate Adjusted Purchase Price, as applicable, determined pursuant to the terms of this Agreement, the Cockpit Agreement and the PPI Agreement, without regard to Section 12.14, the accounts receivable collection section, of this Agreement and the PPI Agreement, and without regard to Section 9.4.3 of this Agreement, totals less than Eighty Million Dollars ($80,000,000), unless Purchaser is willing in that event to pay the aggregate sum of Eighty Million Dollars ($80,000,000) for the assets sold under this Agreement, the Cockpit Agreement and the PPI Agreement.

                 (d) by SPC at any time after November 30, 1995, if the conditions to Closing set forth in Article 6 have not been met by that date, unless the failure to meet such condition is attributable to any fault or neglect of SPC;

                 (e) by Purchaser at any time after November 30, 1995, if the conditions to Closing set forth in Article 5 have not been met by that date, unless the failure to meet such condition is attributable to any fault or neglect of Purchaser;

                 (f) by Purchaser if a Major Loss occurs, provided that Purchaser gives notice of its intent to terminate within ten (10) Business Days after it has received notice of such Major Loss;

                 (g) by Purchaser if it discovers a material breach of any representation or warranty made by SPC which SPC is unable to cure within thirty (30) days after having received notice of such breach;





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
                 (h) by Purchaser if the Aggregate Net Remedial Cost (whether or not resulting in a Purchase Price adjustment) determined pursuant to Sections 3.1.2.2 and 3.1.2.3 of this Agreement, the PPI Agreement and the Cockpit Agreement exceeds six million dollars ($6,000,000);

                 (i) by SPC if it discovers a material breach of any representation or warranty made by Purchaser that Purchaser is unable to cure within thirty (30) days after having received notice of such breach; and

                 (j)      by Purchaser pursuant to Section 3.1.2.4.

         Section 10.2     Effect of Termination.  If this Agreement terminates:

                 (a) neither party shall have any obligation to the other party, except that such termination shall be without prejudice to the rights of any party resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of the other party under this Agreement, provided that a failure by a party to close when all of the conditions to such party's obligation to close have been met shall be deemed to be an intentional breach of such party's covenants and agreements hereunder.

                 (b) promptly upon termination for any reason, Purchaser shall return to SPC or SPCT at Purchaser's expense all documents (including copies thereof) received from SPC or SPCT prior to, during or after the Due Diligence Period;

                 (c) Purchaser shall not offer employment to any of SPC's employees, without the prior consent of SPC, for two years following the date of this Agreement; and

                 (d) the provisions of Section 3.1.1, Section 10.2, and Sections 12.1, 12.2, 12.3,





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
12.4, 12.5, 12.6, 12.7, 12.8 and 12.9 shall survive the termination of this Agreement and continue in full force and effect.



                                   ARTICLE 11

                                INDEMNIFICATION

         Section 11.1 Indemnification by SPC. Subject to the provisions of this Article 11, the Company agrees to indemnify, defend, and hold harmless the Purchaser and its Affiliates, officers, directors, agents, shareholders, partners, and employees, (each, a "Purchaser Indemnified Party") from and against any and all liabilities, losses, claims (whether or not successful), damages, and expenses (including reasonable fees, and disbursements of counsel) (collectively, "Liabilities") resulting from or arising out of (i) any breach of any representation or warranty, covenant or agreement of the Company or the Subsidiary Corporation set forth in this Agreement, (ii) non-compliance with any applicable transfer or bulk sales law, (iii) obligations or liabilities of the Company, the Subsidiary Corporation or the Subsidiary Partnership related to or arising out of acts, events or omissions occurring prior to the Closing and not expressly assumed by Purchaser hereunder or indemnified against by Purchaser pursuant to Section 11.7.3, (iv) liabilities or obligations related to any amendment to a Material Contract or Right-of-Way Agreement or Real Estate Lease not delivered to Purchaser prior to the date of this Agreement, unless such amendment is subsequently delivered to and accepted by Purchaser, or (v) all taxes, assessments or levies relating to the seven (7) parcels of land described in Exhibit 5.12, provided, however, that the Company shall not be liable under this





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
Section 11.1 to any Purchaser Indemnified Party for any amount paid in settlement of claims without the Company's consent, unless such consent was requested and unreasonably withheld.

         Section 11.2 Survival of Representations and Warranties. The representations and warranties set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.7 and 7.12 shall survive the Closing without limitation of time. The representations and warranties set forth in Section 7.16 (Environmental Matters) shall survive the Closing and shall expire three years after the Closing Date. The representations and warranties set forth in Section 7.17 (Taxes) shall survive the Closing and shall expire on a date that is ninety
(90) days following the expiration of the applicable statute of limitations. All other representations and warranties shall survive the Closing and shall expire two years after the Closing Date. Any right of Purchaser to make a claim against the Company for a breach of any covenant or agreement of the Company or the Subsidiary Corporation herein shall survive the Closing and shall expire one hundred eighty (180) days after the date on which the Company or Subsidiary Corporation was obligated to comply with such covenant or agreement. Any claim for breach of a representation and warranty, or covenant or agreement, must be made by Purchaser by a demand for arbitration to the Company prior to the expiration of such representation and warranty, or the right to make a claim for a breach of such covenant or agreement, and any such claims covered by such demands made by Purchaser to the Company within such time periods shall survive until resolved.

         Section 11.3 Indemnification by Purchaser. Purchaser, its successors and assigns, jointly and severally, agree to indemnify, defend, and hold harmless the Company, the Subsidiary Corporation and their Affiliates, officers, directors, shareholders, partners, warrant holders, agents, and employees, (each, an "SPC Indemnified Party") from and against any and all Liabilities resulting from or arising out of (i) any breach of any representation, warranty, covenant or agreement of Purchaser or Guarantor set forth in this Agreement or (ii) obligations or liabilities of the Purchaser with respect to the Business or the Acquired Assets, including those which may be imposed upon any SPC Indemnified Party, related to or arising out of acts, events or omissions occurring after the Closing and not expressly assumed by any SPC Indemnified Party hereunder and specifically including (but not limited to) liabilities or obligations arising from the failure of Purchaser to assume any post-Closing liabilities as required by Section 2.2, provided, however, that Purchaser shall not be liable under this Section 11.3 to any SPC Indemnified Party for any amount paid in settlement of claims without Purchaser's consent unless such consent was requested and unreasonably withheld, and provided further that the right of the SPC Indemnified Parties to make a claim for breach of any covenants or agreements of Purchaser herein shall expire one hundred eighty (180) days after the date on which the Purchaser was obligated to comply with the covenant or agreement.

         Section 11.4 Establishment of Escrow Fund. (a) At Closing, the Company shall deposit from the proceeds of the Purchase Price the sum of Five Million Dollars ($5,000,000) (together with interest earned thereon, the "Escrow Fund") with the Escrow Agent named in the Escrow Agreement attached as
Exhibit 11.4 to this Agreement, to be held in accordance with the terms of the Escrow Agreement as a fund against which the Purchaser Indemnified Parties can make indemnification claims under the Purchase Agreements (a "Claim"). Any Claim shall be addressed first to the Escrow Agent, until the Escrow Fund has been fully paid out, and then to the Company, PPI or SIC, as applicable, provided, however, Claims shall only be made to the Company, PPI or SIC, as applicable, for Claims for which there is no limitation of amount under Section 11.5 of the Purchase Agreements because all other Claims can only be paid out of the Escrow Fund. The Escrow Agreement shall provide that (i) two (2) years after the Closing Date, the Escrow Fund shall be reduced to an amount equal to the sum of (x) Two Million Dollars ($2,000,000) plus (y) the aggregate amount of all unresolved Claims against the Escrow Fund, and all amounts in excess of such amount shall be paid to SPC, provided, however, that the amount in excess of Two Million Dollars ($2,000,000) retained in the Escrow Fund for each unresolved Claim shall be released from the Escrow Fund upon resolution of such Claim, with the agreed amount, if any, of the Claim being paid to Purchaser and the remainder, if any, of the amount originally retained in the Escrow Fund for such Claim being paid to SPC (ii) three (3) years after the Closing Date, the Escrow Fund shall be reduced to an amount equal to the aggregate amount of all unresolved Claims against the Escrow Fund and amounts in excess of such amount shall be paid to SPC, (iii) thereafter, any balance remaining in the Escrow Fund for each unresolved Claim shall be released from the Escrow Fund upon resolution of such Claim, with the agreed amount, if any, of the Claim being paid to Purchaser and the remainder, if any, of the amount originally retained in the Escrow Fund for such Claim being paid to SPC and
(iv) the Escrow Agreement shall terminate on the later to occur of three (3) years after the Closing Date and the settlement and satisfaction of all Claims against the Escrow Fund.

                 (b) With respect to each Claim made against the Escrow Fund, SPC and Purchaser shall attempt to reach agreement on the amount, if any, that should be paid to Purchaser with respect to the Claim, and if an agreement is reached, SPC and Purchaser shall deliver joint written instructions to the Escrow Agent regarding the disposition of the Claim and the amount, if any, that should be paid to Purchaser out of the Escrow Fund with respect to the Claim. If SPC and Purchaser are unable to reach agreement regarding the disposition or amount of a Claim, the Claim shall be settled by arbitration in accordance with the provisions of this Agreement, and the arbitrator shall, as part of the arbitration award, instruct SPC and Purchaser to deliver to the Escrow Agent joint written instructions stating the disposition of the Claim pursuant to the arbitration and the amount, if any, that should be paid to Purchaser out of the Escrow Fund with respect to the Claim pursuant to the arbitration award.

                 (c) To the extent Purchaser is entitled to receive payment from the Escrow Fund of an amount with respect to any Claim that is not subject to limitation in amount under Section 11.5 of the Purchase Agreements, Purchaser may request that the Escrow Agent delay payment from the Escrow Fund of part or all of such amount until payment of such amount from the Escrow Fund is requested by Purchaser. To the extent the amount payable to Purchaser with respect to any Claim or Claims that are not subject to limitation under Section
11.5 of the Purchase Agreements is in excess of the undisbursed amount of the Escrow Fund at the time Purchaser requests payment, Purchaser may require payment directly from SPC, SPCT, SIC or PPI, as applicable, of the amounts not paid from the Escrow Fund.

         Section 11.5 Limits on Liability. With the exception of (i) claims arising under Sections 7.1, 7.2, 7.3, 7.4, 7.7 (but only to the extent that any claim is based on the specific wording in each of the limited warranty deeds by which the Real Estate is conveyed) and 7.12 (ii) claims for fines or penalties imposed by Governmental Authorities, (iii) claims for Liens that are not Permitted Encumbrances, (iv) claims related to breaches of the agreements of the Company in Section 9.4, (v) claims for a breach by the Company of the covenant contained in Section 3.11,





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
(vi) claims under Section 11.1(iv), and (vii) claims under Section 11.1(v), for which there shall be no limitation of amount, the Company's maximum liability for Liabilities under the Company's indemnifications under this Agreement, including without limitation Section 11.7.1.1, shall be the Escrow Fund, and neither the Company, the Subsidiary Corporation nor any of their Affiliates, shareholders, warrant holders, partners, officers, directors, agents and employees shall have any liability for such Liabilities in excess of the Escrow Fund.

         Section 11.6 Minimum Claim Amount. With the exception of (i) claims arising under Section 11.7.1.1, (ii) claims for fines or penalties imposed by Governmental Authorities, (iii) claims for Liens that are not Permitted Encumbrances, (iv) claims related to breaches of the agreements of the Company in Section 9.4, (v) claims for a breach by the Company of the covenant contained in Section 3.11, (vi) claims under Section 11.1(iv), and
(vii) claims under Section 11.1(v), for which there shall be no minimum claim, Purchaser shall not be entitled to assert any claim for indemnification hereunder until the aggregate of all claims for indemnification under this Agreement, the PPI Agreement and the Cockpit Agreement collectively exceeds Seven Hundred and Fifty Thousand Dollars ($750,000) and then only for amounts in excess of such Seven Hundred and Fifty Thousand Dollars ($750,000). In each case in which Purchaser determines that it has a claim for indemnification, while the aggregate of all claims under this Agreement, the PPI Agreement and the Cockpit Agreement collectively is less than Seven Hundred and Fifty Thousand Dollars ($750,000), it shall promptly notify SPC of all such claims in an amount over $1,000.00, which notice shall describe the claim with particularity and state the amount of such claim. If SPC does not challenge the validity of the claim within thirty (30) days of receiving notice thereof, it shall be deemed to have been





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
accepted. If SPC disputes the claim, it shall so notify Purchaser, in which case the parties shall take such steps as are necessary to preserve their respective positions with respect to such claim and any evidence relating thereto, so that the claim may be challenged by SPC if the aggregate of all claims under this Agreement, the PPI Agreement and the Cockpit Agreement collectively exceeds Seven Hundred and Fifty Thousand Dollars ($750,000). Notice of all claims in an amount of $1,000.00 or less shall be provided to SPC promptly after the aggregate of all claims under this Agreement, the PPI Agreement and the Cockpit Agreement collectively exceed Seven Hundred and Fifty Thousand Dollars ($750,000).

         Section 11.7 Special Environmental Indemnification and Post-Closing Covenants by Purchaser.

                 11.7.1.1 To the extent that, prior to the date three years after the Closing Date, Purchaser discovers and notifies SPC of facts or circumstances that give rise to Remedial Work (including Remedial Work related to matters discovered prior to the Closing or disclosed on Schedule 7.16 under this Agreement or Schedules 7.16 of the PPI Agreement or the Cockpit Agreement) with respect to the Acquired Assets or the Business or the assets or business acquired by Purchaser under the PPI Agreement or the Cockpit Agreement (except for Remedial Work attributable to (i) changes in Environmental Law occurring after the Closing Date, or (ii) events occurring or actions of Persons other than SPC, SPCT, SIC or PPI taken after the Closing Date), the Aggregate Net Remedial Cost for Remedial Work with respect to the Acquired Assets or the Business being acquired by the Purchaser under this Agreement, the assets or business being acquired by the Purchaser under the PPI Agreement, or the assets being acquired by the Purchaser under the Cockpit Agreement shall be paid as follows:





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
                          (i)     an amount equal to the sum of (X) One Million
Dollars ($1,000,000) and (Y) any reduction in the Aggregate Purchase Price pursuant to Section 3.1.2.2 or 3.1.2.3 shall be paid by Purchaser;

                          (ii)    the next Two Million Five Hundred Thousand
Dollars ($2,500,000) of such Aggregate Net Remedial Costs shall be paid, as incurred pari passu, eighty percent (80%) by SPC (and Purchaser shall make a claim on the Escrow Fund therefor) and twenty percent (20%) by Purchaser; and

                          (iii)   thereafter Purchaser shall pay all additional
amounts of such Aggregate Net Remedial Costs related to the Acquired Assets or the Business being acquired by the Purchaser under this Agreement, the assets or business being acquired by the Purchaser under the PPI Agreement, or the assets being acquired by the Purchaser under the Cockpit Agreement.

         Notwithstanding the preceding portions of this Section 11.7.1.1, Purchaser shall not be liable for or be required to pay any Aggregate Net Remedial Costs resulting from or arising out of any action or omission after Closing of any SPC Indemnified Party, any SIC Indemnified Party (as defined in the Cockpit Agreement) or any PPI Indemnified Party (as defined in the PPI Agreement) that constitutes or causes a violation of Environmental Law with respect to the Business or the Acquired Assets being acquired by the Purchaser under this Agreement, the assets or business being acquired by the Purchaser under the PPI Agreement, or the assets being acquired by the Purchaser under the Cockpit Agreement or gives rise to the need to perform Remedial Work with respect thereto, unless otherwise agreed to in writing by Purchaser.





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
                 11.7.1.2 Purchaser shall not alter or change the scope or methodology of Remedial Work described on Schedule 7.16 except as required by Applicable Law or as approved by the Company, which approval shall not be unreasonably withheld, provided, however, that an objection shall not be deemed unreasonable solely because it is based on an increase in the cost for performing such Remedial Work. For so long as SPC has any liability to Purchaser under Section 11.7.1.1, Purchaser shall use commercially reasonable efforts to perform and complete all such required Remedial Work and shall keep SPC informed of the progress of such Remedial Work. In addition, before undertaking any such Remedial Work Purchaser shall notify SPC of the scope and methodology of such Remedial Work, sufficiently in advance (except as emergency conditions may require otherwise) to permit SPC to comment on such scope and methodology. Recognizing that the final decision on scope and methodology rests with Purchaser, Purchaser shall nonetheless make a good faith effort to reach agreement with SPC regarding such scope and methodology, recognizing SPC's financial interest therein. Purchaser shall provide SPC with copies of all plans, reports, and correspondence submitted to any Governmental Authority with respect to such Remedial Work. Purchaser will not agree to any such Remedial Work or other actions that commit or bind SPC (beyond the payment of money hereunder) without the prior consent of SPC. Purchaser will provide SPC with copies of all invoices rendered by Persons actually performing such Remedial Work, and SPC shall be deemed to have accepted the validity and reasonableness of such invoices if it does not notify Purchaser to the contrary within ten (10) Business Days of receiving the same.

                 11.7.2 (a) Purchaser and Guarantor acknowledge that (i) Purchaser has reviewed copies of all documents and other materials related to environmental matters with respect to the





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Acquired Assets and the Business that were provided by the Company or SPCT,
(ii) the Company and SPCT have specifically bargained for relief, as more particularly described herein, from post-Closing liability resulting from violations of Environmental Law or the performance of Remedial Work with respect to the Acquired Assets or the Business, and (iii) the Purchase Price and Adjusted Purchase Price, as the case may be, reflect Purchaser's willingness to accept liability ( and Guarantor's willingness to guarantee Purchaser's obligation to accept such liability) with respect to such matters as more fully described below.

                          (b)     Purchaser has agreed to assume, and Guarantor
has agreed to guarantee the obligation of Purchaser to assume, as of the Closing all obligations and liabilities resulting from or arising out of any actual or alleged violation of Environmental Law related to the Acquired Assets or the Business, regardless of when such violation was supposed to have occurred, or the performance of Remedial Work with respect to the Acquired Assets or the Business, except for (i) fines and penalties imposed by any Governmental Authority relating to violations of Environmental Law that occurred prior to Closing with respect to the Acquired Assets or the Business,
(ii) payments to be made by SPC pursuant to Section 11.7.1.1, (iii) obligations or liabilities that result from or arise out of any act or omission after the Closing of any SPC Indemnified Party that constitutes or causes a violation of Environmental Law with respect to the Business or the Acquired Assets or gives rise to the need to perform Remedial Work with respect thereto, unless otherwise agreed to in writing by Purchaser, and (iv) claims for a breach of the representations and warranties set forth in Section 7.16 to the extent Purchaser is entitled to indemnity under this Article 11.





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
                          (c)     For the avoidance of any doubt, Purchaser,
Guarantor, SPC and SPCT confirm their agreement that neither SPC nor SPCT shall have any obligation or liability post-Closing resulting from or arising out of any actual or alleged violation of Environmental Law related to the Acquired Assets or the Business, regardless of when such violation was supposed to have occurred, or the performance of Remedial Work with respect to the Acquired Assets or the Business, except (i) fines and penalties imposed by any Governmental Authority relating to violations of Environmental Law that occurred prior to Closing with respect to the Acquired Assets or the Business,
(ii) payments to be made by SPC pursuant to Section 11.7.1.1, (iii) obligations or liabilities that result from or arise out of any act or omission after Closing of any SPC Indemnified Party that constitutes or causes a violation of Environmental Law with respect to the Business or the Acquired Assets or gives rise to the need to perform Remedial Work with respect thereto, unless otherwise agreed to in writing by Purchaser, and (iv) claims for a breach of the representations and warranties set forth in Section 7.16 to the extent Purchaser is entitled to indemnity under this Article 11.

                 11.7.3 Purchaser, its successors and assigns, jointly and severally, agree to indemnify, defend, and hold harmless each SPC Indemnified Party from and against any and all Liabilities resulting from or arising out of any actual or alleged violation of Environmental Law related to the Acquired Assets or the Business, regardless of when such violation was supposed to have occurred, or the performance of Remedial Work with respect to the Acquired Assets or the Business, except for (i) fines and penalties imposed by any Governmental Authority relating to violations of Environmental Law that occurred prior to Closing with respect to the Acquired Assets or the Business,
(ii) payments to be made by SPC pursuant to Section





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
11.7.1.1, (iii) obligations or liabilities that result from or arise out of any act or omission after Closing of any SPC Indemnified Party that constitutes or causes a violation of Environmental Law with respect to the Business or the Acquired Assets or gives rise to the need to perform Remedial Work with respect thereto, unless otherwise agreed to in writing by Purchaser, and (iv) claims for a breach of the representations and warranties set forth in Section 7.16 to the extent Purchaser is entitled to indemnity under this Article 11. Notwithstanding the preceding provisions of this Section 11.7.3, Purchaser shall not be liable under this Section 11.7.3 to any SPC Indemnified Party for any amount paid in settlement without Purchaser's consent unless such consent was requested and unreasonably withheld.

                 11.7.4 Purchaser shall, for a period of five (5) years after Closing, notify the Company promptly of any claim made by any Governmental Authority or by any Person that there has been a violation of Environmental Law in connection with the Business or the Acquired Assets, or occurring on or from the Real Estate or the ROW Real Estate, and shall thereafter keep the Company informed of actions being taken or the conduct of proceedings with respect to such claim, provided that once it has been reasonably determined to the satisfaction of SPC that the amount required to resolve such claim (whether by performing Remedial Work or otherwise) is less than $250,000, Purchaser shall no longer be obligated to provide SPC with information about such claim.

         Section 11.8 Notification; Counsel. Each Indemnified Party under this Article 11 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought under this
Article 11, notify the Company and SPCT or the Purchaser, as the case may be, in writing of the commencement thereof. The failure of any Indemnified Party to give such notice shall not relieve the indemnifying party from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission materially adversely affects the indemnifying party's ability to defend in such action, claim or other proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, and, except as otherwise stated herein, the indemnifying party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party. Notwithstanding the foregoing, in any action, claim or proceeding in which both an indemnifying party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the indemnifying party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the indemnifying party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. In any event, the Indemnified Party will reasonably cooperate with the indemnifying party in any defense undertaken by an indemnifying party.

         Section 11.9 Net Worth Covenant. (a) SPC agrees that for a period of five (5) years after Closing it will maintain a net worth (assets minus liabilities on a GAAP basis balance sheet adding back those liabilities attributable to the above market portion of payment obligations under the throughput agreements described in Section 5.7 and also the deferred income taxes, if any, attributable to the proposed like kind exchange completed in accordance with Section 3.8) in excess of $20,000,000. During the five (5) year period, SPC shall provide to Purchaser, as soon as they are available, but in no event more than sixty (60) days after year end, annual calendar year GAAP basis financial statements (and more frequent financial statements if requested by Purchaser) and such other information as is reasonably necessary for Purchaser to confirm compliance with the net worth covenant described in this Section 11.9;

         (b) SPC may (so long as SIC meets the net worth requirement set forth in the next sentence), at any time during the five (5) year period, provide Purchaser with a guaranty, in the form attached hereto as Exhibit 11.9, from SIC in the amount of $20,000,000 and upon the delivery of such guaranty to Purchaser the covenant contained in Section 11.9(a) shall be null and void. Purchaser shall accept the SIC guaranty so long as SIC has, and agrees to maintain for the remainder of the five (5) year period, a net worth equal to or greater than $20,000,000. If SIC provides the guaranty described above, SPC shall not thereafter be required to comply with the requirements of Section 11.9(a), and the guaranty shall state that SIC shall thereafter provide
Purchaser, at the times the SPC financial statements    would have been
required under the preceding subsection (a), of this Section 11.9, a letter from SIC's independent auditors stating that SIC's net worth (on a GAAP balance sheet basis adding back the deferred income taxes, if any, attributable to the proposed like-kind exchange completed in accordance with Section 3.8 and those liabilities attributable to the above market portion of payment obligations under the throughput agreements described in Section 5.7) is at least $20,000,000.





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
                                   ARTICLE 12

                                 MISCELLANEOUS

         Section 12.1 Notices. All notices, requests, demands, consents, approvals and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by hand or sent by telecopier or courier service:

                 (a)  if to Purchaser or Guarantor:

                 Kaneb Pipe Line Partners, L.P.
                 2435 N. Central Expressway, Suite 700
                 Richardson, TX 75080
                 Attn: Edward D. Doherty
                 Telecopier No.: (214) 699-1894

                 with a copy to:

                 Support Terminal Services, Inc.
                 17304 Preston Road, Suite 1000
                 Dallas, TX 75252-5623
                 Attn: Fred Johnson
                 Telecopier No.: (214) 931-6526

                 with a copy to:

                 Fulbright & Jaworski, L.L.P.
                 2200 Ross Avenue, Suite 2800
                 Dallas, Texas  75201
                 Attn:  Kenneth L. Stewart
                 Telecopier No.:  (214) 855-8200

                 (b) if to SPC or SPCT:

                 Steuart Petroleum Company
                 4646 40th Street, N.W.
                 Washington, D.C. 20016
                 Telecopier No.: (202) 244-5425
                 Attention:  President, and
                             General Counsel





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
                 with a copy to:

                 Ginsburg, Feldman and Bress, Chartered
                 1250 Connecticut Avenue, N.W. Suite 800
                 Washington, D.C. 20036
                 Telecopier No.: (202) 637-9195
                 Attention: Lee R. Marks, Esq.

                 with a copy to:

                 Steuart Investment Company
                 4646 40th Street, N.W.
                 Washington, D.C. 20016
                 Telecopier No.: (202) 244-1221
                 Attention:  Guy T. Steuart II, and
                             John R. Clark III, Esq.


         Section 12.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No party hereto may assign its rights under this Agreement without the consent of the other party, except that (i) SPC may liquidate and dissolve without Purchaser's consent if SIC provides the guaranty as permitted by Section 11.9, and (ii) Purchaser may assign its rights under this Agreement to any Affiliate, but such assignment shall not relieve Purchaser or Guarantor of any of their obligations hereunder to the extent such obligations are not performed by Purchaser's assignee.

         Section 12.3     Amendment and Waiver.

                 (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

                 (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance, and (ii) only in the specific instance and for the specific purpose for which made or given.

         Section 12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to the principles of conflicts of law of New York.

         Section 12.5 Jurisdiction. Any controversy or claim arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be settled by arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association in effect on the date hereof, and any award rendered in such arbitration shall be final and binding on the Parties. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be decided by a single arbitrator, who shall be a lawyer experienced in commercial matters. The parties shall attempt to agree on an arbitrator but either party may at any time request that an arbitrator be selected in accordance with the Commercial Arbitration Rules. Any arbitration hereunder shall be held in New York City, New York. The prevailing party shall be entitled in any arbitration hereunder to recover its reasonable attorney's fees and all costs and expenses of the arbitration.

         Section 12.6 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         Section 12.7 Entire Agreement. The Purchase Agreements and, with respect to the applicable parties, the Confidentiality Agreement, together are a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. The Purchase Agreements supersede all prior agreements and understandings between the parties with respect to the subject matter contained herein, except for the Confidentiality Agreement. Notwithstanding anything herein to the contrary, the terms and conditions of the Confidentiality Agreement shall terminate upon Closing.

         Section 12.8 Expenses. Each party will bear its own expenses incurred in connection with the negotiation and execution of this Agreement, and Purchaser shall pay its expenses incurred in carrying out due diligence, including Audits.

         Section 12.9 Publicity. Except as may be required by Applicable Law, or as required in connection with Kaneb Pipe Line Partners L.P.'s registration statement filed under the Securities Act of 1933 and the related offering of partnership units, none of the parties shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement without the prior approval of the other party. If any announcement is required by law to be made by either party , prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon.

         Section 12.10 Further Assurances. Each party shall execute such documents and perform such further reasonable acts (including without limitation reasonable action to obtain any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         Section 12.11.A Post-Closing Access to Books and Records by Purchaser. For a period of five (5) years after the Closing Date, subject to reasonable advance notice of time and purpose and to the execution by Purchaser of reasonable confidentiality undertakings, Purchaser and its authorized representatives may at Purchaser's expense have reasonable access during normal business hours to the books and records related to the Business or Acquired Assets that are not included in the Acquired Assets and SPC will furnish to Purchaser such additional information and will cooperate with Purchaser in such other respects as Purchaser may reasonably request, to the extent that such access and disclosure of such information and cooperation are required by Purchaser for financial reporting, tax, or similar purposes, or for purposes of investigating matters which may be the subject of litigation or administrative proceedings with third parties or Governmental Authorities, so long as such disclosure, access, and cooperation do not violate the terms of any agreement to which SPC is bound or any Applicable Law or result in the loss of any attorney-client or work product privilege. SPC will use reasonable efforts in accordance with SPC's normal record maintenance procedures to keep and maintain all such books and records for a period of five (5) years from the Closing or longer as may be required by statute, except that notwithstanding any requirements of SPC's normal record maintenance procedures, SPC shall not destroy books and records related to the Business or Acquired Assets during such five (5) year period. From and after such five (5) year period, SPC shall give Purchaser sixty (60) days prior notice before destroying any of such books and records, and Purchaser may at any time during such sixty (60) days take possession, at Purchaser's cost, of such books and records, provided that if Purchaser does not take possession of any of such books and records during such sixty (60) days, SPC shall be free thereafter to dispose of such books and records.

         Section 12.11.B Post-Closing Access to Books and Records by SPC. For a period of five (5) years after the Closing Date, subject to reasonable advance notice of time and purpose and to the execution by SPC of reasonable confidentiality undertakings, SPC and its authorized representatives may at SPC's expense have reasonable access during normal business hours to the books and records related to the Business or Acquired Assets that are included in the Acquired Assets and Purchaser will furnish to SPC such additional information and will cooperate with SPC in such other respects as SPC may reasonably request, to the extent that such access and disclosure of such information and cooperation are required by SPC for financial reporting, tax, or similar purposes, or for purposes of investigating matters which may be the subject of litigation or administrative proceedings with third parties or Governmental Authorities, so long as such disclosure, access, and cooperation do not violate the terms of any agreement to which Purchaser is bound or any Applicable Law or result in the loss of any attorney-client or work product privilege. Purchaser will use reasonable efforts in accordance with Purchaser's normal record maintenance procedures to keep and maintain all such books and records for a period of five (5) years from the Closing or longer as may be required by statute, except that notwithstanding any requirements of Purchaser's normal record maintenance procedures, Purchaser shall not destroy books and records transferred to Purchaser hereunder during such five (5) year period. From and after such five
(5) year period, Purchaser shall give SPC sixty (60) days prior notice before destroying any of such books and records, and SPC may at any time during such sixty days take possession, at SPC's cost, of such books and records, provided that if SPC does not take possession of any of such books and records during such sixty days, Purchaser shall be free thereafter to dispose of such books and records.

         Section 12.12 Treatment of Purchase Agreements. Notwithstanding any provision contained in any of the Purchase Agreements that may be construed to the contrary, (i) the aggregate Liabilities of SPC, SPCT, PPI and SIC under the Purchase Agreements that are subject to maximum liability limits pursuant to the provisions of Section 11.5 of the Purchase Agreements shall be the Escrow Fund, (ii) the maximum aggregate amount that will be paid to Purchaser for the type of Remedial Work described in Section 11.7.1.1 pursuant to the Purchase Agreements shall be the amount set forth in Section 11.7.1.1, and
(iii) the $1,000,000 threshold set forth in Section 3.1.2.2, the Remaining Threshold and the $750,000 threshold set forth in Section 11.6 represent the aggregate threshold amounts for applicable claims under the Purchase Agreements.

         Section 12.13 SPCT's Sale of the Partnership Interest. (a) This Agreement includes provisions for the sale of the Partnership Interest and contains certain representations, warranties, agreements and covenants with respect to the Partnership Interest, SPCT and the Subsidiary Partnership. If Aectra exercises its right of first refusal to purchase the Partnership Interest (as provided for in Section 12.3 of the Partnership Agreement), (i) Purchaser shall purchase that portion of the Business conducted at the Savannah Terminal and assume the Real Estate Lease associated therewith, (ii) the references herein to the sale and purchase of the Partnership Interest and the representations and warranties, covenants and agreements related to the Partnership Interest (including the Purchase Price related thereto), the Subsidiary Partnership and SPCT as they relate to the sale of the Partnership Interest shall be null and void, and (iii) the Purchase Price shall be reduced by $1,300,000.

                 (b) If Aectra, pursuant to Section 12.3 of the Partnership Agreement, declines to purchase the Partnership Interest and Aectra agrees to sell Aectra's Partnership Interest pursuant to the terms and conditions set forth in section 12.3 of the Partnership Agreement, then Purchaser shall purchase the Partnership Interest on the terms and conditions set forth herein and Aectra's Partnership Interest in accordance with the provisions of Section 12.3 of the Partnership Agreement.

         Section 12.14 Accounts Receivable Collections. [Except as otherwise provided in Exhibit 12.14, the parties agree that all accounts receivable and payments under the Contracts shall be pro rated as of the Closing Date. SPC shall be credited with such amounts attributable to periods prior to Closing and Purchaser shall be credited with such amounts attributable to periods after Closing and the Purchase Price shall be adjusted accordingly. All payments under the Contracts described on Exhibit 12.14 shall be prorated at Closing pursuant to the procedures described in Exhibit 12.14.

         Section 12.15 Prorations. Real Estate property taxes and assessments for which SPC is liable, water, sewer and utility charges, normal operating expenses, annual permit or inspection fees (calculated on the basis of the period covered), and all other charges and fees customarily





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prorated and adjusted in similar transactions shall be prorated at Closing on the basis of a 365-day year. If any item subject to proration cannot be calculated accurately on the Closing Date, then such item shall be calculated within thirty (30) days after the Closing Date and any party owing another party a sum of money based on such subsequent proration(s) shall promptly pay the sum owed, together with interest thereon at the rate of seven percent (7%) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of an invoice therefor.

         Section 12.16 Guaranty. Guarantor acknowledges and agrees that it will derive substantial direct and indirect benefits from providing the guaranty set forth in this Section 12.16 and Guarantor has determined that it is in its best interest to provide this guaranty. Guarantor absolutely and unconditionally guarantees to SPC and each SPC Indemnified Party the due and punctual payment of all liabilities and obligations of Purchaser to SPC or each SPC Indemnified Party, as appropriate, in accordance with the terms of this Agreement (and specifically including the indemnification obligations set forth in Article 11). Guarantor guarantees to SPC and each SPC Indemnified Party the performance of all obligations, liabilities, covenants and agreements (and specifically the indemnification obligations set forth in Article 11) of Purchaser to SPC or each SPC Indemnified Party, as appropriate. Guarantor agrees to indemnify and hold SPC and each SPC Indemnified Party harmless from and against all liability and expense, including reasonable attorneys' fees, sustained by SPC or any SPC Indemnified Party by reason of the failure of Purchaser to fully perform and comply with the terms and obligations of this Agreement. Guarantor expressly waives any right to require SPC or any SPC Indemnified Party to bring any action, or exhaust its rights, against Purchaser or any other person, or to require





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that resort be had to any assets of Purchaser  before pursuing the Guarantor under this Section 12.16.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized officers as of the date first above written.

                                       STEUART PETROLEUM COMPANY

                                       By: /s/ JOHN C. JOHNSON
                                       ---------------------------------------
                                       Name: John C. Johnson
                                       Title: President and C.E.O


                                       SPC TERMINALS, INCORPORATED.

                                       By: /s/ JOHN C. JOHNSON
                                       ---------------------------------------
                                       Name: John C. Johnson
                                       Title: President


                                       KANEB PIPE LINE OPERATING
                                         PARTNERSHIP, L.P.



                                       By: Kaneb Pipe Line Company,
                                           its general partner

                                       By: /s/ EDWARD D. DOHERTY
                                       ---------------------------------------
                                       Name: Edward D. Doherty
                                       Title: Chairman






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
                                SUPPORT TERMINALS OPERATING
                                  PARTNERSHIP, L.P.


                                By: Support Terminal Services, Inc.,
                                    its general partner


                                By: /s/ EDWARD D. DOHERTY
                                -------------------------------------------
                                Name: Edward D. Doherty
                                Title: Chairman






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